Product supplement no. 32-IV To prospectus dated December 1, 2005 and prospectus supplement dated October 12, 2006	Registration Statement No. 333-130051 Dated February 22, 2007 Rule 424(b)(2)

JPMorgan Chase & Co.

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and the S&P 500® Index

General

  JPMorgan Chase & Co. may offer and sell principal protected notes linked to a weighted Basket consisting of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200 (the “KOSPI 200”), the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and the S&P 500® Index from time to time. This product supplement no. 32-IV describes terms that will apply generally to the principal protected notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement shall control.
  The notes are the senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked to a Basket consisting of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and the S&P 500® Index as described below.
  Unless otherwise specified in the relevant terms supplement, full principal protection if the notes are held to maturity.
  Unless otherwise specified in the relevant terms supplement, cash payment at maturity of principal plus the Additional Amount.
  The Additional Amount will depend on the Basket Return and the specific terms of the notes as set forth in the relevant terms supplement. Unless otherwise specified, the Additional Amount per $1,000 principal amount note will equal (A) $1,000 x the Basket Return x the Participation Rate, but will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable, or (B) an amount calculated according to the formula in clause A, unless the Basket Closing Level exceeds a specified level (which we refer to as the Knock-Out Level) on one of the trading days specified in the relevant terms supplement, in which case the Additional Amount will equal $1,000 x the Knock-Out Rate, or (C) if the Ending Basket Level is greater than or equal to the Starting Basket Level, a fixed amount specified in the relevant terms supplement (which amount we refer to as the Fixed Payment) and otherwise zero (or the Minimum Return, if applicable).
  In addition to a cash payment at maturity of principal plus the Additional Amount, if any, the notes may pay interest prior to maturity, as specified in the relevant terms supplement.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-75.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Basket, any of the Basket Components or any of their component stocks.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Basket:	Unless otherwise specified in the relevant terms supplement, the Basket will be composed of up to ten components (each a “Basket Component” and together the “Basket Components”):

	Basket Component	Weight
	AMEX Hong Kong 30 Index	†
	FTSETM 100 Index	†
	FTSE/Xinhua China 25 Index	†
	Korea Stock Price Index 200	†
	MSCI EAFE® Index	†
	iShares® MSCI Emerging Markets Index Fund	†
	MSCI Taiwan Index	†
	MSCI Singapore Index	†
	Nikkei 225 Index	†
	S&P 500® Index	†
† The weight of each Basket Component in the Basket will be specified in the relevant terms supplement and will be fixed for the term of the notes. For example, the relevant terms supplement may specify that each Basket Component has an equal weight in the Basket, in which case each Basket Component makes up 1/10 of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the ten Basket Components. The Basket may consist of fewer than all ten Basket Components, in which case the weight of each Basket Component not included in the Basket will be deemed to be 0%. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket
Payment at Maturity:

Unless otherwise specified in the relevant terms supplement, at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 plus the Additional Amount, which may be zero (or the Minimum Return, if applicable).

Additional Amount (Notes with neither a Knock-Out Level nor a Fixed Payment):

For notes with neither a Knock-Out Level nor a Fixed Payment, the Additional Amount per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement, $1,000 x the Basket Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable.

Additional Amount (Notes with a Knock-Out Level):	For notes with a Knock-Out Level, the Additional Amount per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement:
	(1)	If the Basket Closing Level is less than the Knock-Out Level on each of the trading days specified in the relevant terms supplement, $1,000 x the Basket Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable; or
	(2)	If the Basket Closing Level is greater than or equal to the Knock-Out Level on any of the trading days specified in the relevant terms supplement, which we refer to as a Knock-Out Event, $1,000 x the Knock-Out Rate.
Additional Amount (Notes with a Fixed Payment):	For notes with a Fixed Payment, the Additional Amount per $1,000 principal amount note paid at maturity will equal:
	(1)	If the Ending Basket Level is greater than or equal to the Starting Basket Level, an amount specified in the relevant terms supplement; or
	(2)	If the Ending Basket Level is less than the Starting Basket Level, zero (or the Minimum Return, if applicable).
Minimum Return:	If applicable, then the Additional Amount will equal at least the amount specified as the Minimum Return in the relevant terms supplement.
Maximum Return:	If applicable, then the Additional Amount will equal no more than the amount specified as the Maximum Return in the relevant terms supplement.
Other Terms:

In each case if applicable, the Partial Principal Protection Percentage, Participation Rate, Knock-Out Level, Knock-Out Rate, Knock-Out Event, Fixed Payment, Interest Rate, Interest Period, Interest Determination Dates and/or Interest Payment Date(s) will be set forth in the relevant terms supplement.

Basket Return:	Unless otherwise specified in the relevant terms supplement:
Ending Basket Level – Starting Basket Level Starting Basket Level

Starting Basket Level:	Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date or on such other relevant date or dates as specified in the relevant terms supplement.
Ending Basket Level:

The Basket Closing Level on the Observation Date or the arithmetic average of the Basket Closing Levels on each of the Averaging Dates, or such other date or dates as specified in the relevant terms supplement.

Basket Closing Level:

Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any trading day will be calculated as follows:

       100 x [1 + ((AMEX Hong Kong Return * AMEX Hong Kong Weighting) + (FTSE 100 Return * FTSE 100 Weighting) + (FTSE/Xinhua Return * FTSE/Xinhua Weighting) + (KOSPI 200 Return * KOSPI 200 Weighting) + (MSCI EAFE Return * MSCI EAFE Weighting) + (MSCI Emerging Markets Return * MSCI Emerging Markets Weighting) + (MSCI Taiwan Return * MSCI Taiwan Weighting) + (MSCI Singapore Return * MSCI Singapore Weighting) + (Nikkei 225 Return * Nikkei 225 Weighting) + (S&P 500 Return * S&P 500 Weighting))

Unless otherwise specified in the relevant terms supplement, on any trading day, the AMEX Hong Kong Return, the FTSE 100 Return, the FTSE/Xinhua Return, the KOSPI 200 Return, the MSCI EAFE Return, the MSCI Taiwan Return, the MSCI Singapore Return, Nikkei 225 Return and the S&P 500 Return are the performance of the respective Basket Components, expressed as a percentage, from the relevant index starting level to the relevant index closing level on such trading day.

Unless otherwise specified in the relevant terms supplement, on any trading day, the MSCI Emerging Markets Return will be the performance of the iShares® MSCI Emerging Markets Index Fund, expressed as a percentage, from the relevant MSCI Emerging Markets Initial Share Price to the MSCI Emerging Markets Final Share Price on such trading day.

The AMEX Hong Kong Weighting, the FTSE 100 Weighting, the FTSE/Xinhua Weighting, the KOSPI 200 Weighting, the MSCI EAFE Weighting, the MSCI Emerging Markets Weighting, the MSCI Taiwan Weighting, the MSCI Singapore Weighting, Nikkei 225 Weighting and the S&P 500 Weighting (each an “Index Weighting” and, collectively, the “Index Weightings”) are the respective weights of each of the Basket Components in the Basket as specified in the relevant terms supplement. For example, if the relevant terms supplement specifies that the AMEX Hong Kong Index is weighted to compose 18% of the value of the Basket, the AMEX Hong Kong Weighting is 18%.

For additional information, see “Description of Notes — Payment at Maturity.”

Basket Valuation Date(s):

The Basket Closing Level will be calculated on a single date, which we refer to as an Observation Date, or on several dates, each of which we refer to as an Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Basket Valuation Dates in this product supplement. Any Basket Valuation Date is subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity.”

Knock-Out Event:	For notes with a Knock-Out Level, the relevant terms supplement may specify any trading day(s) during the term of the notes a the day(s) on which Knock-Out Event can occur.
Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity.”

Investing in the Principal Protected Notes involves a number of risks. See “Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 32-IV, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

February 22, 2007

TABLE OF CONTENTS

       In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 32-IV and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 32-IV and with respect to JPMorgan Chase & Co. This product supplement no. 32-IV, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 32-IV and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

       The notes described in the relevant terms supplement and this product supplement no. 32-IV are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 32-IV and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

              In this product supplement no. 32-IV and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 32-IV nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 32-IV nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 32-IV and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 32-IV and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 32-IV or the accompanying prospectus supplement, prospectus or terms supplement may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 32-IV and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

Neither this product supplement no. 32-IV nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 32-IV, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ii

DESCRIPTION OF NOTES

       The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 32-IV have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Principal Protected Notes Linked to a Basket Consisting of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and S&P 500® Index.

General

       The Principal Protected Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a Basket consisting of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200 (the “KOSPI 200“), the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and the S&P 500® Index. The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

       Unless otherwise specified in the relevant terms supplement, the notes will not pay interest or a fixed amount at maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket over the term of the notes, calculated in accordance with the applicable formula as set out below. Unless otherwise specified in the relevant terms supplement, we will pay you at maturity at least the principal amount of $1,000 for each $1,000 principal amount note and, if specified in the relevant terms supplement, accrued and unpaid interest and/or a Minimum Return.

       The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

       The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

       The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

       The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 32-IV. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement shall control.

PS-1

Payment at Maturity

       The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Basket Valuation Date is postponed as described below. We will specify, in each case if applicable, the Partial Principal Protection Percentage, Participation Rate, Minimum Return, Maximum Return, Knock-Out Level, Knock-Out Rate, Knock-Out Event and Fixed Payment and the applicable terms of any such payment terms in the relevant terms supplement.

       Unless otherwise specified in the relevant terms supplement, your return on the notes will be linked to the performance of a weighted Basket consisting of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and the S&P 500® Index during the life of the notes.

       Unless otherwise specified in the relevant terms supplement, at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 plus the Additional Amount as described below, which amount may be zero unless a Minimum Return applies. Unless otherwise specified in the relevant terms supplement, you will not receive less than $1,000 for each $1,000 principal amount note if you hold the notes to maturity.

       For notes with neither a Knock-Out Level nor a Fixed Payment, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement, $1,000 x the Basket Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable.

       The “Partial Principal Protection Percentage” will be a percentage less than 100%, as specified in the relevant terms supplement.

       The “Participation Rate” will be a percentage, which may be more or less than 100%, as specified in the relevant terms supplement.

       The “Minimum Return” will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

       The “Maximum Return” will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

       For notes with a Knock-Out Level, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement:

(1)

if the Basket Closing Level is less than the Knock-Out Level on each of the trading days specified in the relevant terms supplement, $1,000 x the Basket Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable; or

(2)

if the Basket Closing Level is greater than or equal to the Knock-Out Level on any of the trading days specified by the relevant terms supplement, which we refer to as a “Knock-Out Event,” $1,000 x the Knock-Out Rate.

       The “Knock-Out Level” will be a percentage of the Starting Basket Level or a fixed level of the Basket as specified in the relevant terms supplement.

       The “Knock-Out Rate” will be a percentage as specified in the relevant terms supplement.

PS-2

       A “Knock-Out Event” occurs when the Basket Closing Level is greater than or equal to the Knock-Out Level on any of the trading days specified in the relevant terms supplement. For example, the terms supplement may specify a single trading day as the only trading day on which a Knock-Out Event can occur, or the terms supplement may specify that a Knock-Out Event can occur on any trading day during the term of the notes.

       For notes with a Fixed Payment, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal:

(1)	if the Ending Basket Level is greater than or equal to the Starting Basket Level, the Fixed Payment; or
(2)	if the Ending Basket Level is less than the Starting Basket Level, zero (or the Minimum Return, if applicable).

The “Fixed Payment” is a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

       Unless otherwise specified in the relevant terms supplement, the “Basket Return,” as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Ending Basket Level to the Starting Basket Level. The relevant terms supplement will specify the manner in which the Ending Basket Level will be determined. The Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Basket Return =	Ending Basket Level – Starting Basket Level Starting Basket Level

       Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” will be set to equal 100 on the pricing date or on such other date or dates as specified in the relevant terms supplement. The “Ending Basket Level” is equal to the Basket Closing Level on the Observation Date or an arithmetic average of the Basket Closing Levels on each of the Averaging Dates or such other date or dates as specified in the relevant terms supplement.

       Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any trading day will be calculated as follows:

100 x [1 + ((AMEX Hong Kong Return * AMEX Hong Kong Weighting) +
(FTSE 100 Return * FTSE 100 Weighting) +
(FTSE/Xinhua Return * FTSE/Xinhua Weighting) +
(KOSPI 200 Return * KOSPI 200 Weighting) +
(MSCI EAFE Return * MSCI EAFE Weighting) +
(MSCI Emerging Markets Return * MSCI Emerging Markets Weighting) +
(MSCI Taiwan Return * MSCI Taiwan Weighting) +
(MSCI Singapore Return * MSCI Singapore Weighting) +
(Nikkei 225 Return * Nikkei 225 Weighting) +
(S&P 500 Return * S&P 500 Weighting)]

       Unless otherwise specified in the relevant terms supplement, on any trading day, the AMEX Hong Kong Return, FTSE Return, FTSE/Xinhua Return, KOSPI 200 Return, MSCI EAFE Return, MSCI Taiwan Return, MSCI Singapore Return, Nikkei 225 Index Return and S&P 500 Return are the performance of the respective Basket Components, expressed as a percentage, from the relevant index starting level to the relevant index closing level on such trading day.

PS-3

       Unless otherwise specified in the relevant terms supplement, on any trading day, the MSCI Emerging Markets Return will be the performance of the iShares® MSCI Emerging Markets Index Fund, expressed as a percentage, from the MSCI Emerging Markets Initial Share Price to the MSCI Emerging Markets Final Share Price on such trading day.

       The AMEX Hong Kong Weighting, the FTSE 100 Weighting, the FTSE/Xinhua Weighting, the KOSPI 200 Weighting, the MSCI EAFE Weighting, the MSCI Emerging Markets Weighting, the MSCI Taiwan Weighting, the MSCI Singapore Weighting, the Nikkei 225 Weighting and the S&P 500 Weighting (each an “Index Weighting” and, collectively, the “Index Weightings”) are the respective weights of each of the Basket Components in the Basket as specified in the relevant terms supplement and will be fixed for the term of the notes. For example, if the relevant terms supplement specifies that the AMEX Hong Kong Index is weighted to comprise 18% of the value of the Basket, the AMEX Hong Kong Weighting is 18%. The Basket may consist of fewer than all ten Basket Components, in which case the Index Weighting for each Basket Component not included in the Basket will be deemed to be 0%.

       On any trading day, the “AMEX Hong Kong Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

AMEX Hong Kong Return =	AMEX Hong Kong Ending Level – AMEX Hong Kong Starting Level AMEX Hong Kong Starting Level

where the “AMEX Hong Kong Starting Level” is the closing level of the AMEX Hong Kong 30 Index on the pricing date or such other date specified in the relevant terms supplement and the “AMEX Hong Kong Ending Level” is the closing level of the AMEX Hong Kong 30 Index on such trading day.

       On any trading day, the “FTSE 100 Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

FTSE 100 Return =	FTSE 100 Ending Level – FTSE 100 Starting Level FTSE 100 Starting Level

where the “FTSE 100 Starting Level” is the closing level of the FTSETM 100 Index on the pricing date or such other date specified in the relevant terms supplement and the “FTSE 100 Ending Level” is the closing level of the FTSETM 100 Index on such trading day.

       On any trading day, the “FTSE/Xinhua Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

FTSE/Xinhua Return =	FTSE/Xinhua Ending Level – FTSE/Xinhua Starting Level FTSE/Xinhua Starting Level

where the “FTSE/Xinhua Starting Level” is the closing level of the FTSE/Xinhua China 25 Index on the pricing date or such other date specified in the relevant terms supplement and the “FTSE/Xinhua Ending Level” is the closing level of the FTSE/Xinhua China 25 Index on such trading day.

       On any trading day, the “KOSPI 200 Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

KOSPI 200 Return =	KOSPI 200 Ending Level – KOSPI 200 Starting Level KOSPI 200 Starting Level

where the “KOSPI 200 Starting Level” is the closing level of the KOSPI 200 on the pricing date or such other date specified in the relevant terms supplement and the “KOSPI 200 Ending Level” is the closing level of the KOSPI 200 on such trading day.

PS-4

       On any trading day, the “MSCI EAFE Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

MSCI EAFE Return =	MSCI EAFE Ending Level – MSCI EAFE Starting Level MSCI EAFE Starting Level

where the “MSCI EAFE Starting Level” is the closing level of the MSCI EAFE® Index on the pricing date or such other date specified in the relevant terms supplement and the “MSCI EAFE Ending Level” is the closing level of the MSCI EAFE® Index on such trading day.

       On any trading day, the “MSCI Emerging Markets Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

MSCI Emerging Markets Return =	MSCI Emerging Markets Final Share Price – MSCI Emerging Markets Initial Share Price MSCI Emerging Markets Initial Share Price

where the “MSCI Emerging Markets Initial Share Price” is the closing price of one share of the iShares® MSCI Emerging Markets Index Fund on the pricing date or such other date specified in the relevant terms supplement and the “MSCI Emerging Markets Final Share Price” is the closing price of one share of the iShares® MSCI Emerging Markets Index Fund times the Share Adjustment Factor on such trading day.

       On any trading day, the “MSCI Taiwan Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

MSCI Taiwan Return =	MSCI Taiwan Ending Level – MSCI Taiwan Starting Level MSCI Taiwan Starting Level

where the “MSCI Taiwan Starting Level” is the closing level of the MSCI Taiwan Index on the pricing date or such other date specified in the relevant terms supplement and the “MSCI Taiwan Ending Level” is the closing level of the MSCI Taiwan Index on such trading day.

       On any trading day, the “MSCI Singapore Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

MSCI Singapore Return =	MSCI Singapore Ending Level – MSCI Singapore Starting Level MSCI Singapore Starting Level

where the “MSCI Singapore Starting Level” is the closing level of the MSCI Singapore Index on the pricing date or such other date specified in the relevant terms supplement and the “MSCI Singapore Ending Level” is the closing level of the MSCI Singapore Index on such trading day.

       On any trading day, the “Nikkei 225 Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Nikkei 225 Return =	Nikkei 225 Ending Level – Nikkei 225 Starting Level Nikkei 225 Starting Level

where the “Nikkei 225 Starting Level” is the closing level of the Nikkei 225 Index on the pricing date or such other date specified in the relevant terms supplement and the “Nikkei 225 Ending Level” is the closing level of the Nikkei 225 Index on such trading day.
PS-5

       On any trading day, the “S&P 500 Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

S&P 500 Return =	S&P 500 Ending Level – S&P 500 Starting Level S&P 500 Starting Level

where the “S&P 500 Starting Level” is the closing level of the S&P 500® Index on the pricing date or such other date specified in the relevant terms supplement and the “S&P 500 Ending Level” is the closing level of the S&P 500® Index on such trading day.

       With respect to the each Basket Component, other than the iShares® MSCI Emerging Markets Index Fund, the “closing level” on any trading day will equal the official closing level of such Basket Component or any successor index thereto (as described below) published following the regular official weekday close of trading for such Basket Component on that trading day. In certain circumstances, the “closing level” for a Basket Component will be based on the alternate calculation of such Basket Component described under the index description section for the relevant Basket Component.

       With respect to the iShares® MSCI Emerging Markets Index Fund, the “closing price” of one share of the iShares® MSCI Emerging Markets Index Fund (or any Emerging Markets successor index fund (as defined under “The iShares® MSCI Emerging Markets Index Fund — Discontinuation of the iShares® MSCI Emerging Markets Index Fund; Alternate Calculation of Price and Closing Price”) or one unit of any other security for which a price must be determined) on any trading day (as defined below) means:

  if the iShares® MSCI Emerging Markets Index Fund (or any such Emerging Markets successor index fund or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official closing price) of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the iShares® MSCI Emerging Markets Index Fund (or any such Emerging Markets successor index fund or such other security) is listed or admitted to trading;

  if the iShares® MSCI Emerging Markets Index Fund (or any such Emerging Markets successor index fund or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day;

  if the iShares® MSCI Emerging Markets Index Fund (or any such Emerging Markets successor index fund) is de-listed, liquidated or otherwise terminated, the price calculated pursuant to the alternative methods of calculation of price described under “The iShares® MSCI Emerging Markets Index Fund — Discontinuation of the iShares® MSCI Emerging Markets Index Fund; Alternate Calculation of Price and Closing Price”; or

  if, because of a market disruption event (as defined under “General Terms of Notes — Market Disruption Events”) or otherwise, the last reported sale price for the iShares® MSCI Emerging Markets Index Fund (or any such Emerging Markets successor index fund or such other security) is not available pursuant to the preceding bullet points, the mean, as determined by the calculation agent, of the bid prices for the shares of the iShares® MSCI Emerging Markets Index Fund (or any such Emerging Markets successor index fund or such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is not the highest or the lowest of the bids obtained.

in each case subject to the provisions of “The iShares® MSCI Emerging Markets Index Fund — Discontinuation of the iShares® MSCI Emerging Markets Index Fund; Alternate Calculation of Price and Closing Price.” The term OTC Bulletin Board will include any successor service thereto.

PS-6

       Unless otherwise specified in the terms supplement, the “Share Adjustment Factor” will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting the iShares® MSCI Emerging Markets Index Fund. See “General Terms of the Notes — Anti-Dilution Adjustments.”

       With respect to each Basket Component, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying such Basket Component or the relevant successor index or successor index fund, if applicable, and (ii) the exchanges on which futures or options contracts related to such Basket Component or the relevant successor index or successor index fund, if applicable, are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

       The Basket Valuation Date(s) will be a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Averaging Date.

       The maturity date will be specified in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Basket Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Basket Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of the Notes—Market Disruption Events.”

       We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity and on the Interest Payment Dates, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

       A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

       Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Notes with a maturity of more than one year

       The Basket Valuation Date(s) will be specified in the relevant terms supplement, subject to adjustment as described below. If a Basket Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Basket Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, shall any Basket Valuation Date be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Basket Valuation Date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing level of each Basket Component for the Basket Valuation Date on such date in accordance with the formula for and method of calculating such closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security most recently constituting such Basket Component.

PS-7

Notes with a maturity of not more than one year

       If a market disruption event occurs on any Basket Valuation Date, or such date is not a trading day, the Basket Closing Level will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred or be continuing.  In no event, however, shall any Basket Valuation Date be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date; provided that no Basket Valuation Date, as postponed, shall produce a maturity date (including the issue date but not the maturity date) more than one year after the issue date (the last date that could serve as the final Basket Valuation Date without causing the maturity date to be more than one year after the issue date, the “Final Disrupted Valuation Date”).  If the tenth business day following the date originally scheduled to be the applicable Basket Valuation Date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing level of each Basket Component on such date in accordance with the formula for and method of calculating such closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security most recently constituting such Basket Component.

       Notwithstanding the foregoing, if any Basket Valuation Date has been postponed to the Final Disrupted Valuation Date (treating any such Basket Valuation Date that is not the final Basket Valuation Date as if it were the final Basket Valuation Date), and such Final Disrupted Valuation Date is not a trading day, or if there is a market disruption event on such Final Disrupted Valuation Date, the calculation agent will determine the closing level of each Basket Component on such Final Disrupted Valuation Date in accordance with the formula for and method of calculating such closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on the business day immediately preceding such Final Disrupted Valuation Date of each security most recently constituting such Basket Component. For the avoidance of doubt, in no event shall any Basket Valuation Date occur on or after the Final Disrupted Valuation Date.

Interest Payments

       If the relevant terms supplement specifies that the notes will bear interest, the notes will bear interest at the rate per annum, or such other rate or rates, as specified in such terms supplement. Under these circumstances, interest will accrue from the issuance date of the notes to but excluding the maturity date. Interest will be paid in arrears on each date specified in the relevant terms supplement (each such date an “Interest Payment Date”) to but excluding the maturity date, to the holders of record at the close of business on the date 15 calendar days prior to that Interest Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant terms supplement. Interest on the notes will be calculated based on a 360-day year of twelve 30-day months, unless otherwise specified in the relevant terms supplement. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next interest payment period will commence as if the payment had not been delayed. If the maturity date is adjusted as the result of a market disruption event, the payment of interest due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

PS-8

RISK FACTORS

       Your investment in the notes will involve certain risks. The notes may not pay interest or guarantee any return on principal prior to maturity unless otherwise specified in the relevant terms supplement. Investing in the notes is not equivalent to investing directly in the Basket, any of the Basket Components or any of their component stocks. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes differ from conventional debt securities.

       The notes combine features of equity and debt. The terms of the notes differ from those of conventional debt securities in that we may not pay interest on the notes or, if we do pay interest, a significant portion of your total payment at maturity may be based on the performance of the Basket rather than the interest rate we will pay you. Where the relevant terms supplement does not provide for interest payments, if the Ending Basket Level does not exceed, or in certain cases, equal, the Starting Basket Level, and if the Basket Closing Level is less than the Knock-Out Level, if any, on each of the trading days specified in the relevant terms supplement, at maturity you will receive only $1,000 (plus the Minimum Return, if any) for each $1,000 principal amount note, unless otherwise specified in the relevant terms supplement. Therefore, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The return at maturity of only the applicable principal amount of each note (plus the Minimum Return, if any) will not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The notes may not pay more than the applicable principal amount, and accrued and unpaid interest, if applicable, at maturity.

       If the Ending Basket Level is less than, or, in certain cases, equal to the Starting Basket Level, and the Basket Closing Level is less than the Knock-Out Level, if any, on all of the trading days specified in the relevant terms supplement, you will receive only the applicable interest payments, if any, set forth in the terms supplement and, unless otherwise specified in the relevant terms supplement, $1,000 (plus the Minimum Return, if any) for each $1,000 principal amount note you hold at maturity. This will be true even if the value of the Basket was higher than the Starting Basket Level at some time during the life of the notes but later fell below the Starting Basket Level. Because the notes may accrue no interest or interest at an interest rate lower than that payable for other debt securities issued by us with a comparable maturity, the return on your investment in the notes may be less than the amount that would be paid on a conventional debt security of comparable maturity. This return may not fully compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The appreciation potential of the notes will be limited by the Knock-Out Level, if applicable.

       If the notes have a Knock-Out Level, the appreciation potential of the notes is limited by the Knock-Out Level and the corresponding Knock-Out Rate. For example, if the Knock-Out Level equals 125% of the Starting Basket Level, the appreciation potential of the notes is limited to 24.99%. Once the Basket Closing Level equals or exceeds the Knock-Out Level, the appreciation potential of the notes is limited to the Knock-Out Rate, even if the Basket Return is greater than the Knock-Out Rate. For notes with a Knock-Out Level, if the Basket Closing Level is greater than or equal to the Knock-Out Level on any trading day specified in the relevant terms supplement, the return on the notes will equal the Knock-Out Rate multiplied by the applicable principal amount of the notes and will not be determined by reference to the Basket Return. This return may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the Basket Components, the stocks underlying the Basket Components or contracts relating to the Basket Components or their underlying stock. Under these circumstances, your return will not reflect any potential increase in the Ending Basket Level, as compared to the Starting Basket Level, of greater than the Knock-Out Rate.

PS-9

The Ending Basket Level may be less than the Basket Closing Level at the maturity date of the notes or at other times during the term of the notes.

       Because the Ending Basket Level is calculated based on the Basket Closing Level on one or more Basket Valuation Dates near the end of the term of the notes, the level of the Basket at various other times during the term of the notes could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket after the Basket Valuation Dates, if there is a significant decrease in the level of the Basket during the latter portion of the term of the notes or if there is significant volatility in the Basket level during the term of the notes (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date for the notes is near the end of the term of the notes, then if Basket levels steadily increase or remain relatively constant during the initial term of the notes and then decreases below the Starting Basket Level, the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Basket Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket Components, component stocks of the Basket Components or contracts related to the Basket Components for which there is an active secondary market.

The appreciation potential of the notes will be limited by the Fixed Payment, if applicable.

       If the notes have a Fixed Payment, the appreciation potential of the notes is limited to the appreciation represented by such Fixed Payment, even if the appreciation in the Basket would, but for the Fixed Payment, result in the payment of a greater Additional Amount at maturity. If the Ending Basket Level is greater than or equal to the Starting Basket Level, the return on the notes will equal the Fixed Payment and will not be determined by reference to the Basket Return. This return will be limited regardless of the appreciation of the Basket, which may be significant. Therefore, under certain circumstances, your return may be less than the return you would have otherwise received if you had invested directly in the Basket Components individually, the stocks underlying the Basket Components or contracts relating to the Basket Components for which there is an active secondary market.

The appreciation potential of the notes will be limited by the Maximum Return, if applicable.

       If the notes have a Maximum Return, the appreciation potential of the notes is limited to the fixed dollar amount per $1,000 principal amount note specified in the relevant terms supplement as the Maximum Return. The Additional Amount will equal no more than the Maximum Return. Accordingly, the appreciation potential of the notes will be limited to the Maximum Return even if the Additional Amount calculated with reference to the Basket Return and Participation Rate would be greater than the Maximum Return.

The Basket Components may not be equally weighted.

       Unless otherwise specified in the relevant terms supplement, the Basket is composed of ten indices, each of which may have a different weight in determining the value of the Basket, depending on the Index Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the AMEX Hong Kong Weighting, the FTSE 100 Weighting, the FTSE/Xinhua Weighting, the KOSPI 200 Weighting, the MSCI EAFE Weighting, the MSCI Emerging Markets Weighting, the MSCI Taiwan Weighting, the MSCI Singapore Weighting, the Nikkei 225 Weighting and the S&P 500 Weighting are 10%, 10.5%, 25%, 23.4%, 9%, 6%, 3%, 1%, 5% and 7.1%, respectively. One consequence of such an unequal weighting of the Basket Components is that the same percentage change in two of the Basket Components may have a different effect on the Basket Closing Level. For example, if the AMEX Hong Kong Weighting is greater than the MSCI Singapore Weighting, a 5% decrease in the AMEX Hong Kong Index will have a greater effect on the Basket Closing Level than a 5% decrease in the MSCI Singapore Index.

Changes in the value of the Basket Components may offset each other.

       Unless otherwise specified in the relevant terms supplement, the notes are linked to a weighted Basket composed of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund,

PS-10

MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and the S&P 500® Index. Price movements in the Basket Components may not correlate with each other. At a time when the value of one or more of the Basket Components increases, the value of the other Basket Components may not increase as much or may even decline in value. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Component or Indices, particularly if the Basket Component or Indices that appreciate are of relatively low weight in the Basket. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level. Unless the relevant terms supplement provides for interest payments, a Knock-Out feature and/or a Minimum Return, if the Basket Return is flat or negative, you will only receive the principal amount of your notes at maturity.

If the Participation Rate is less than 100%, the Additional Amount will be limited by the Participation Rate.

       If the Participation Rate is less than 100% and the Ending Basket Level exceeds the Starting Basket Level, the Additional Amount you receive at maturity will equal only a percentage, as specified in the relevant terms supplement, of the Basket performance above the Starting Basket Level. Under these circumstances, the Additional Amount you receive at maturity will not fully reflect the performance of the Basket.

Your return on the notes will not reflect dividends on the common stocks of the companies in the Basket.

       Your return on the notes will not reflect the return you would realize if you actually owned the common stocks of the companies included in the Basket Components and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Ending Basket Level. The Ending Basket Level reflects the prices of the common stocks as calculated in the Basket Components without taking into consideration the value of dividends paid on those stocks.

The notes are designed to be held to maturity.

       The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the date of the issuance of the notes. The potential returns described in any terms supplement assume that your notes are held to maturity.

Secondary trading may be limited.

       Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

       J.P. Morgan Securities Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the notes. If at any time J.P. Morgan Securities Inc. does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

       Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Basket Components and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

PS-11

  the expected volatility in the Basket Components;

  the time to maturity of the notes;

  the dividend rate on the common stocks underlying the Basket Components;

  the occurrence of certain events to the iShares® MSCI Emerging Markets Index Fund that may or may not require an adjustment to the Share Adjustment Factor;

  interest and yield rates in the market generally as well as in each of the markets of the securities or Indices composing the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and the S&P 500® Index;

  economic, financial, political, regulatory or judicial events that affect the stocks composing the Basket Components or stock markets generally and which may affect the Basket Return;

  the exchange rate and the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the component stocks of the MSCI EAFE® Index is denominated;

  the exchange rate and the volatility of the exchange rate between the dollar, the Hong Kong dollar, the renminbi yuan, the South Korean won, the new Taiwan dollar, the Japanese yen and the Singapore dollar; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

       You cannot predict the future performance of any or all of the Basket Components based on their historical performance. The Ending Basket Level may be flat or negative as compared to the Starting Basket Level, in which event you will only receive the principal amount of your notes at maturity unless the relevant terms supplement provides for interest payments, a Partial Principal Protection Percentage, a Minimum Return or includes a Knock-Out feature.

The Basket Return for the notes will not be adjusted for changes in exchange rates that might affect the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, and the Nikkei 225 Index.

       Although the stocks composing or held by the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, and the Nikkei 225 Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Basket Components, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index, the MSCI Singapore Index, and the Nikkei 225 Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the notes. The amount we pay in respect of the notes (including the Additional Amount, if any) on the maturity date will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity” and “Description of Notes — Interest Payments,” if applicable.

If the MSCI EAFE® Index is a Basket Component, the notes will be subject to currency exchange risk.

       Because the prices of the MSCI EAFE® Index Component Securities (as defined below under “The MSCI EAFE® Index”) are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE® Index Component Country Indices (as defined below under “The MSCI EAFE® Index”) and the MSCI EAFE® Index, holders of the notes will be exposed to currency exchange rate risk with respect to each of the countries represented in the MSCI EAFE® Index. An investor’s net exposure will depend on the extent to which the currencies of the MSCI EAFE® Index Component Country Indices strengthen or weaken against the U.S. dollar and the relative weight of each MSCI EAFE® Index Component Country Index. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the Index will be adversely affected and the payment at maturity of the notes may be reduced.

PS-12

Of particular importance to potential currency exchange risk are existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments; and

  the extent of governmental surpluses or deficits in the component countries and the United States of America.

       All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance. See also “The MSCI EAFE® Index—The Index is Subject to Currency Exchange Risk”.

There are risks associated with the iShares® MSCI Emerging Markets Index Fund.

       The iShares® MSCI Emerging Markets Index Fund has a limited operating history, having commenced trading in April 2003 on the American Stock Exchange and having switched to the New York Stock Exchange (“NYSE”) in February 2007. Although its shares are listed for trading on the NYSE and a number of similar products have been traded on the NYSE for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® MSCI Emerging Markets Index Fund or that there will be liquidity in the trading market.

       In addition, Barclays Global Fund Advisors (“BGFA”), is the iShares® MSCI Emerging Markets Index Fund’s investment advisor. The iShares® MSCI Emerging Markets Index Fund is subject to management risk, which is the risk that the BGFA’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The correlation between the performance of the iShares® MSCI Emerging Markets Index Fund and the performance of the MSCI Emerging Markets Index may be imperfect.

       While the performance of the iShares® MSCI Emerging Markets Index Fund is linked principally to the performance of the MSCI Emerging Markets Index, the performance of the iShares® MSCI Emerging Markets Index Fund is also generally linked in part to shares of other exchange traded funds because BGFA may invest up to 10% of the iShares® MSCI Emerging Markets Index Fund’s assets in other iShares funds that seek to track the performance of equity securities of constituent countries of the MSCI Emerging Markets Index. In addition, the iShares® MSCI Emerging Markets Index Fund may invest in a representative sample of equity securities included in the MSCI Emerging Markets Index and not hold all or substantially all of the equity securities included in the MSCI Emerging Markets Index. Moreover, the iShares® MSCI Emerging Markets Index Fund will reflect transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index. Finally, because the shares of the iShares® MSCI Emerging Markets Index Fund are traded on the NYSE and are subject to market supply and investor demand, the market value of one share of the iShares® MSCI Emerging Markets Index Fund may differ from the net asset value per share of the iShares® MSCI Emerging Markets Index Fund.

       For all of the foregoing reasons, the performance of the iShares® MSCI Emerging Markets Index Fund may not correlate perfectly with the performance of the MSCI Emerging Markets Index. Because of this imperfect correlation, the return on the notes will not be the same as an investment directly in the iShares® MSCI Emerging Markets Index Fund or in the MSCI Emerging Markets Index or in the equity securities included in the MSCI Emerging Markets Index, and will not be the same as a debt security with a payment at maturity linked to the performance of the MSCI Emerging Markets Index.

PS-13

The policies of Morgan Stanley Capital International and of Barclays Global Fund Advisors, the investment advisor for the iShares® MSCI Emerging Markets Index Fund, could affect the value and the amount payable on the notes.

       The policies of Barclays Global Fund Advisors (“BGFA”) concerning the calculation of the iShares® MSCI Emerging Markets Index Fund’s net asset value, additions, deletions or substitutions of equity securities held by the iShares® MSCI Emerging Markets Index Fund and manner in which changes affecting the MSCI Emerging Markets Index are reflected in the iShares® MSCI Emerging Markets Index Fund could affect the market price of the shares of the iShares® MSCI Emerging Markets Index Fund and, therefore, affect whether a Knock-Out Event has occurred or the amount payable on the notes at maturity, and the value of the notes before maturity. The amount payable on the notes and its value could also be affected if BGFA changes these policies, for example, by changing the manner in which it calculates the iShares® MSCI Emerging Markets Index Fund’s net asset value, or if BGFA discontinues or suspends calculation or publication of the iShares® MSCI Emerging Markets Index Fund’s net asset value, in which case it may become difficult to determine the value of the note.

       In addition, Morgan Stanley Capital International (“MSCI”) owns the MSCI Emerging Markets Index and is responsible for the design and maintenance of the MSCI Emerging Markets Index. The policies of MSCI concerning the calculation of the MSCI Emerging Markets Index, including decisions regarding the addition, deletion or substitution of the equity securities included in the MSCI Emerging Markets Index, could affect the level of the MSCI Emerging Markets Index and consequently could affect the market prices of the shares of the iShares® MSCI Emerging Markets Index Fund and, therefore, affect whether a Knock-Out Event has occurred or the amount payable on the notes at maturity, and the value of the note before maturity.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

       While the payment at maturity will be based on the applicable principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

AMEX may adjust the AMEX Hong Kong 30 Index in a way that affects its level, and AMEX has no obligation to consider your interests.

       The American Stock Exchange (“AMEX”), the publisher of the AMEX Hong Kong 30 Index, is responsible for calculating and maintaining the AMEX Hong Kong 30 Index. AMEX can add, delete or substitute the stocks underlying the AMEX Hong Kong 30 Index or make other methodological changes that could change the level of the AMEX Hong Kong 30 Index. You should realize that the changing of companies included in the AMEX Hong Kong 30 Index may affect the AMEX Hong Kong 30 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, AMEX may alter, discontinue or suspend calculation or dissemination of the AMEX Hong Kong 30 Index. Any of these actions could adversely affect the value of the notes. AMEX has no obligation to consider your interests in calculating or revising the AMEX Hong Kong 30 Index. See “The AMEX Hong Kong 30 Index.”

PS-14

FTSE International Limited may adjust the FTSETM 100 Index in a way that affects its level, and FTSE has no obligation to consider your interests.

       FTSE International Limited (“FTSE”) is responsible for calculating and maintaining the FTSETM 100 Index. FTSE can add, delete or substitute the stocks underlying the FTSETM 100 Index or make other methodological changes that could change the level of the FTSETM 100 Index. You should realize that the changing of companies included in the FTSETM 100 Index may affect the FTSETM 100 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, FTSE may alter, discontinue or suspend calculation or dissemination of the FTSETM 100 Index. Any of these actions could adversely affect the value of the notes. FTSE has no obligation to consider your interests in calculating or revising the FTSETM 100 Index. See “FTSETM 100 Index.”

FTSE/Xinhua Index Limited may adjust the FTSE/Xinhua China 25 Index in a way that affects its level, and FTSE/Xinhua Index Limited has no obligation to consider your interests.

       FTSE/Xinhua Index Limited (“FXI”), the publisher of the FTSE/Xinhua China 25 Index, is responsible for calculating and maintaining the FTSE/Xinhua China 25 Index. FXI can add, delete or substitute the stocks underlying the FTSE/Xinhua China 25 Index or make other methodological changes that could change the level of the FTSE/Xinhua China 25 Index. You should realize that the changing of companies included in the FTSE/Xinhua China 25 Index may affect the FTSE/Xinhua China 25 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, FXI may discontinue or suspend calculation or dissemination of the FTSE/Xinhua China 25 Index. Any of these actions could adversely affect the value of the notes. FXI has no obligation to consider your interests in calculating or revising the FTSE/Xinhua China 25 Index. See “The FTSE/Xinhua China 25 Index.”

Korea Exchange may adjust the KOSPI 200 in a way that affects its level, and Korea Exchange has no obligation to consider your interests.

       Korea Exchange (“KRX”), the publisher of the KOSPI 200, is responsible for calculating and maintaining the KOSPI 200. KRX can add, delete or substitute the stocks underlying the KOSPI 200 or make other methodological changes that could change the level of the KOSPI 200. You should realize that the changing of companies included in the KOSPI 200 may affect the KOSPI 200 as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, KRX may discontinue or suspend calculation or dissemination of the KOSPI 200. Any of these actions could adversely affect the value of the notes. KRX has no obligation to consider your interests in calculating or revising the KOSPI 200. See “The Korea Stock Price Index 200.”

MSCI may adjust the MSCI EAFE® Index in a way that affects its level, and MSCI has no obligation to consider your interests.

       MSCI is responsible for calculating and maintaining the MSCI EAFE® Index. MSCI can add, delete or substitute the Component Country Indices underlying the MSCI EAFE® Index or the stocks underlying any Component Country Index or make other methodological changes that could change the level of the MSCI EAFE® Index. You should realize that the changing of Component Country Indices or stocks included in the MSCI EAFE® Index may affect the MSCI EAFE® Index as a newly added Component Country Index or stock may perform significantly better or worse than the Component Country Index or stock it replaces. Additionally, MSCI may alter, discontinue or suspend calculation or dissemination of the MSCI EAFE® Index. Furthermore, the policies and judgments for which MSCI is responsible with respect to the calculation of the MSCI EAFE® Index, including, without limitation, the selection of the foreign exchange rates used for the purpose of establishing the daily prices of the stocks underlying the MSCI EAFE® Index could also affect the value of the MSCI EAFE® Index. Any of these actions could adversely affect the value of the notes. MSCI has no obligation to consider your interests in calculating or revising the MSCI EAFE® Index. See “The MSCI EAFE® Index.”

PS-15

MSCI may adjust the MSCI Taiwan Index in a way that affects its level, and MSCI has no obligation to consider your interests.

       MSCI is responsible for calculating and maintaining the MSCI Taiwan Index. MSCI can add, delete or substitute the stocks underlying the MSCI Taiwan Index or make other methodological changes that could change the level of the MSCI Taiwan Index. You should realize that the changing of companies included in the MSCI Taiwan Index may affect the MSCI Taiwan Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, MSCI may alter, discontinue or suspend calculation or dissemination of the MSCI Taiwan Index. Any of these actions could adversely affect the value of the notes. MSCI has no obligation to consider your interests in calculating or revising the MSCI Taiwan Index. See “The MSCI Taiwan Index.”

MSCI may adjust the MSCI Singapore Index in a way that affects its level, and MSCI has no obligation to consider your interests.

       MSCI is also responsible for calculating and maintaining the MSCI Singapore Index. MSCI can add, delete or substitute the stocks underlying the MSCI Singapore Index or make other methodological changes that could change the level of the MSCI Singapore Index. You should realize that the changing of companies included in the MSCI Singapore Index may affect the MSCI Singapore Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, MSCI may alter, discontinue or suspend calculation or dissemination of the MSCI Singapore Index. Any of these actions could adversely affect the value of the notes. MSCI has no obligation to consider your interests in calculating or revising the MSCI Singapore Index. See “The MSCI Singapore Index.”

Nikkei Inc. may adjust the Nikkei 225 Index in a way that affects its level, and Nikkei Inc. has no obligation to consider your interests.

       Nikkei Inc. is responsible for calculating and maintaining the Nikkei 225 Index. Nikkei Inc. can add, delete or substitute the stocks underlying the Nikkei 225 Index or make other methodological changes that could change the level of the Nikkei 225 Index. You should realize that the changing of companies included in the Nikkei 225 Index may affect the Nikkei 225 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, Nikkei Inc. may alter, discontinue or suspend calculation or dissemination of the Nikkei 225 Index. Any of these actions could adversely affect the value of the notes. Nikkei Inc. has no obligation to consider your interests in calculating or revising the Nikkei 225 Index. See “The Nikkei 225 Index.”

S&P may adjust the S&P 500® Index in a way that affects its level, and S&P has no obligation to consider your interests.

       Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), is responsible for calculating and maintaining the Index. S&P can add, delete or substitute the stocks underlying the Index or make other methodological changes that could change the level of the Index. On March 21, 2005, S&P began to use a revised methodology for calculating the Index and on September 16, 2005, S&P completed its transition to the new calculation methodology. You should realize that the changing of companies included in the Index may affect the Index, as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the notes. S&P has no obligation to consider your interests in calculating or revising the Index. See “The S&P 500® Index.”

We are currently one of the companies that make up the S&P 500® Index but we are not affiliated with any other company included in the Basket Components.

       We are currently one of the companies that make up the S&P 500® Index, but we are not affiliated with any of the companies whose stock is represented in the Basket Components. As a

PS-16

result, we will have no ability to control the actions of such other companies, including actions that could affect the value of the stocks underlying the Basket Components or your notes. None of the money you pay us will go to AMEX, FTSE, NYSE, FXI, KRX, MSCI, Nikkei Inc. or S&P or any of the companies included in the Basket Components and none of those companies will be involved in the offering of the notes in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

       As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing the Basket Components would have.

We are not affiliated with any of the issuers of the equity securities held by the iShares® MSCI Emerging Markets Index Fund or included in the MSCI Emerging Markets Index.

        We are not affiliated with any of the equity securities held by the iShares® MSCI Emerging Markets Index Fund (“Index Fund”). As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities held by the Index Fund or your notes. None of the money you pay us will go to BGFA or any of the issuers of the equity securities held by the Index Fund and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider you interests as a holder of the notes in taking any actions that might affect the value of your notes.

You will have no shareholder rights in issuers of equity securities held by the Index Fund.

        As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the equity securities held by the Index Fund would have.

We or our affiliates may have adverse economic interests to the holders of the notes.

       J.P. Morgan Securities Inc. and other affiliates of ours trade the stocks underlying the Basket Components and other financial instruments related to the Basket Components and their component stocks on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index or the S&P 500® Index. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index or the S&P 500® Index and, accordingly, could affect the value of the notes and any Additional Amount payable to you at maturity.

       We or our affiliates may currently or from time to time engage in business with companies whose stock is included in the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index or the S&P 500® Index, with companies whose stock is held by the iShares® MSCI Emerging Markets Index Fund or with companies that are included in the index underlying the iShares® MSCI Emerging Markets Index Fund, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about companies whose stock is included in the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index or the S&P 500® Index, about companies whose stock is held by the iShares® MSCI Emerging Markets Index Fund or about companies included in the index underlying the iShares® MSCI Emerging Markets Index Fund. Any prospective purchaser of notes should undertake an independent investigation of

PS-17

each company whose stock is included in the Basket Components as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

       Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and/or the S&P 500® Index or the stocks that compose the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index or the S&P 500® Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

       We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

       J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Ending Basket Level, the Basket Return, the Additional Amount, if any, we will pay you at maturity and the Basket Closing Level, including the AMEX Hong Kong Return, the AMEX Hong Kong Ending Level, the FTSE 100 Return, the FTSE 100 Ending Level, the FTSE/Xinhua Return, the FTSE/Xinhua Ending Level, the KOSPI 200 Return, the KOSPI 200 Ending Level, the MSCI EAFE Return, the MSCI EAFE Ending Level, the MSCI Emerging Markets Return, the MSCI Emerging Markets Final Share Price, the MSCI Taiwan Return, the MSCI Taiwan Ending Level, the MSCI Singapore Return, the MSCI Singapore Ending Level, the Nikkei 225 Ending Level, the Nikkei 225 Return, the S&P 500 Return and the S&P 500 Ending Level, as well as whether the Basket Closing Level is greater than or equal to the Knock-Out Level, for notes with a Knock-Out feature, on any trading day during the term of the notes as specified in the relevant terms supplement, whether the Ending Basket Level is equal to or greater than the Starting Basket Level and, if the notes bear interest, the amount of interest payable, if any, on any Interest Payment Date. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether any of the Basket Components have been discontinued, whether there has been a material change in the method of calculation of any of the Basket Components and, if the notes bear interest, whether a day is an interest payment date. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

       The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Basket Closing Level or the Basket Return on any Basket Valuation Date and calculating the Additional Amount, if any, that we are required to pay you. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Basket Valuation Dates and the maturity date will be postponed and your return will be adversely affected. See “General Terms of the Notes—Market Disruption Events.”

Generally, if the term of the notes is not more than one year, the notes will be treated as short-term debt instruments for U.S. federal income tax purposes.

       Generally, if the term of the notes is not more than one year (including the last possible date that the notes could be outstanding), the notes will be treated as “short-term” debt instruments for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service with respect to the notes. As a result, certain aspects of the tax treatment of an investment in the notes are uncertain. You are urged to review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 32-IV and consult your tax adviser regarding your particular circumstances.

PS-18

Generally, if the term of the notes is more than one year, the notes will be contingent payment debt instruments for U.S. federal income tax purposes.

       Generally, if the term of the notes is more than one year, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. As a result, you will generally be required to recognize interest income in each year at a “comparable yield,” even though we may not make any payments with respect to the notes until maturity. Interest included in income will increase your basis in the notes and the projected amount of stated interest, if any, will reduce your basis in the notes. Generally, amounts received at maturity or on earlier sale or disposition in excess of your basis will be treated as additional interest income while any loss will be treated as an ordinary loss to the extent of all previous inclusions with respect to the notes, which will be deductible against other income (e.g., employment and interest income) with the balance treated as capital loss, which may be subject to limitations. Losses may be subject to special reporting requirements. You are urged to review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 32-IV and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

       If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

       The underlying stocks that compose the AMEX Hong Kong 30 Index, FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, and the Nikkei 225 Index have been issued by non-U.S. companies. Investments in securities indexed to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission (“SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

       The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

       The foreign securities markets in on which the securities of the companies included in the Basket Components are traded are not as large as the U.S. securities markets and have substantially less trading volume, resulting in a lack of liquidity and high price volatility relative to the U.S. securities markets. There is also a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of certain types of investors (including investment funds and other institutional investors) in these securities markets. As a result, the foreign securities markets on which the securities of the companies included in the Basket Components are traded may be subject to significantly greater risk and price volatility than the U.S. securities markets.

PS-19

USE OF PROCEEDS

       Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes. Unless otherwise specified in the relevant terms supplement, these commissions will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

       On or prior to the date of the relevant terms supplement we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and/or the S&P 500® Index, the stocks underlying the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and/or the S&P 500® Index, or instruments whose value is derived from the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and/or the S&P 500® Index or their underlying stocks. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the level of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index or the S&P 500® Index, and therefore effectively establish a higher level that the relevant Basket Component must achieve for you to receive, at maturity of the notes, more than the applicable principal amount of your notes (other than, if applicable, any interest payment or payment of the Minimum Return). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and/or the S&P 500® Index, the stocks underlying the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and/or the S&P 500® Index, or instruments whose value is derived from the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and/or the S&P 500® Index or their underlying stocks. Although we have no reason to believe that any of these activities will have a material impact on the level of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index, the S&P 500® Index or the value of the notes, we cannot assure you that these activities will not have such an effect.

       We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

PS-20

THE AMEX HONG KONG 30 INDEX

       All information regarding the AMEX Hong Kong 30 Index (“AMEX Hong Kong 30 Index”) set forth in this product supplement, including, without limitation, its make-up, method of calculation, and changes in its components, has been derived from publicly available information. Such information reflects the policies of, and is subject to change by, the American Stock Exchange LLC (“AMEX” or the “American Stock Exchange”). The AMEX Hong Kong 30 Index is calculated, maintained and published by the American Stock Exchange. We make no representation or warranty as to the accuracy or completeness of such information.

       The AMEX Hong Kong 30 Index is reported by Bloomberg Financial Markets under the ticker symbol “HKX.”

AMEX Hong Kong 30 Index Composition and Maintenance

       The AMEX Hong Kong 30 Index is a capitalization weighted stock index that measures the market value performance (share price times the number of shares outstanding) of selected stocks listed on The Stock Exchange of Hong Kong Ltd. (the “HKSE”). The AMEX Hong Kong 30 Index currently is based on the capitalization of 30 stocks actively traded on the HKSE and is designed to represent a substantial segment of the Hong Kong stock market. The primary trading market for all of these stocks is either Hong Kong or London. Sectors comprising the AMEX Hong Kong 30 Index consist primarily of finance, property development, utilities and conglomerates, and also includes hotel/leisure, property investment, airlines and transportation.

       The AMEX Hong Kong 30 Index will contain at least 30 stocks at all times. In addition, the stocks must meet certain listing and maintenance standards as discussed below. The American Stock Exchange may change the composition of the AMEX Hong Kong 30 Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement stock must also meet the stock listing and maintenance standards as discussed below. Further, the American Stock Exchange may replace stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security. The American Stock Exchange selects stocks composing the AMEX Hong Kong 30 Index on the basis of their market weight, trading liquidity and representation of the business industries reflected on the HKSE. The American Stock Exchange requires that each stock be one issued by an entity with major business interests in Hong Kong, be listed for trading on the HKSE and have its primary trading market located in a country with which the American Stock Exchange has an effective surveillance sharing agreement. The American Stock Exchange will remove any stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs. Additional qualification criteria for the inclusion and maintenance of stocks include the following standards: all stocks selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, (1) an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000; (2) an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50; (3) an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) a minimum “free float” value (total freely tradable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of U.S.$238,000,000, although up to, but no more than, three stocks may have a free float value of less than U.S.$238,000,000 but in no event less than U.S.$150,000,000, measured over the same period.

       The American Stock Exchange reviews and applies the above qualification criteria relating to the stocks comprising the AMEX Hong Kong 30 Index on a quarterly basis, conducted on the last business day in January, April, July and October. Any stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any stock failing this second review will be replaced by a “qualified” stock effective upon the close of business on the

PS-21

following Friday, provided, however, that if such Friday is not a business day in The City of New York, the replacement will be effective at the close of business on the first preceding business day in The City of New York. The American Stock Exchange will notify its membership immediately after it determines to replace a stock.

AMEX Hong Kong 30 Index Calculation

       The AMEX Hong Kong 30 Index is a capitalization-weighted index. A company’s market capitalization is calculated by multiplying the number of shares outstanding by the company’s current share price (in Hong Kong dollars). For valuation purposes, one AMEX Hong Kong 30 Index unit (1.0) is assigned a fixed value of one U.S. dollar. The AMEX Hong Kong 30 Index measures the average changes in price of the stocks comprising the AMEX Hong Kong 30 Index, weighted according to the respective market capitalizations, so that the effect of a percentage price change in a stock will be greater the larger the stock’s market capitalization. The AMEX Hong Kong 30 Index was established by the American Stock Exchange on June 25, 1993, on which date the AMEX Hong Kong 30 Index value was set at 350.00.

       The AMEX Hong Kong 30 Index is calculated by (i) aggregating the market capitalization of each stock comprising the AMEX Hong Kong 30 Index and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the underlying stocks was approximately H.K.$1,152,829,149,500 and the divisor used to calculate the AMEX Hong Kong 30 Index was 3,293,797,570. The American Stock Exchange selected that particular divisor number in order, among other things, to ensure that the AMEX Hong Kong 30 Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The AMEX Hong Kong 30 Index is calculated once each day by the American Stock Exchange based on the most recent official closing prices of each of the stocks comprising the AMEX Hong Kong 30 Index reported by the HKSE. Pricing of the AMEX Hong Kong 30 Index is disseminated before the opening of trading via the Consolidated Tape Authority Network-B and continuously during each business day in The City of New York. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the HKSE do not overlap with trading hours in The City of New York. Accordingly, updated price information will be unavailable.

       In order to maintain continuity in the level of the AMEX Hong Kong 30 Index in the event of certain changes due to non-market factors affecting the stocks comprising the AMEX Hong Kong 30 Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the AMEX Hong Kong 30 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the AMEX Hong Kong 30 Index and in order that the value of the AMEX Hong Kong 30 Index immediately after such change will equal the level of the AMEX Hong Kong 30 Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the AMEX Hong Kong 30 Index may significantly affect the behavior of the AMEX Hong Kong 30 Index over time.

The Stock Exchange of Hong Kong Ltd.

       Trading on The Stock Exchange of Hong Kong Ltd. (the “HKSE”) is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

PS-22

       Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE, as of the date of this product supplement, will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the AMEX Hong Kong 30 Index on the HKSE, the closing level of the AMEX Hong Kong 30 Index on any such trading day generally will be calculated, published and disseminated by the American Stock Exchange in the United States shortly before the opening of trading on the American Stock Exchange in New York on the same calendar day.

       The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

       An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the AMEX Hong Kong 30 Index may be limited by suspension of trading of individual stocks which comprise the AMEX Hong Kong 30 Index which may, in turn, adversely affect the value of the notes.

License Agreement with the American Stock Exchange

       We have entered into an agreement with AMEX providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the AMEX Hong Kong 30 Index, which is owned and published by AMEX, in connection with certain securities, including the notes.

       The notes are not sponsored, endorsed, sold or promoted by the AMEX (including its affiliates). The American Stock Exchange has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. The American Stock Exchange makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the AMEX Hong Kong 30 Index to track general stock market performance. The American Stock Exchange has no relationship to JPMorgan Chase & Co. other than the licensing of the AMEX Hong Kong 30 Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by the American Stock Exchange without regard to JPMorgan Chase & Co. or the notes. The American Stock Exchange has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the AMEX Hong Kong 30 Index. The American Stock Exchange is not responsible for and has not participated in the determination of the timing of,

PS-23

prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The American Stock Exchange has no liability in connection with the administration, marketing or trading of the notes.

       The American Stock Exchange is under no obligation to continue the calculation and dissemination of the AMEX Hong Kong 30 Index and the method by which the AMEX Hong Kong 30 Index is calculated and the name “AMEX Hong Kong 30 Index” may be changed at the discretion of the American Stock Exchange. No inference should be drawn from the information contained in this product supplement that the American Stock Exchange makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the AMEX Hong Kong 30 Index to track general stock market performance. The American Stock Exchange has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the AMEX Hong Kong 30 Index. The American Stock Exchange is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the notes or in the determination or calculation of the equation by which the notes are to be settled in cash. The American Stock Exchange has no obligation or liability in connection with the administration, marketing or trading of the notes. The use of and reference to the AMEX Hong Kong 30 Index in connection with the notes have been consented to by the American Stock Exchange.

       The American Stock Exchange disclaims all responsibility for any inaccuracies in the data on which the AMEX Hong Kong 30 Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the AMEX Hong Kong 30 Index.

Discontinuation of the AMEX Hong Kong 30 Index; Alteration of Method of Calculation

       If AMEX discontinues publication of the AMEX Hong Kong 30 Index and AMEX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued AMEX Hong Kong 30 Index (such index being referred to herein as an “AMEX Hong Kong successor index”), then the AMEX Hong Kong 30 Index closing level will be determined by reference to the level of such AMEX Hong Kong successor index at the close of trading on the relevant exchange or market for the AMEX Hong Kong successor index on the relevant Basket Valuation Date(s) or other relevant date or dates as set forth in the relevant terms supplement.

       Upon any selection by the calculation agent of an AMEX Hong Kong successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If AMEX discontinues publication of the AMEX Hong Kong 30 Index prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no AMEX Hong Kong successor index is available at such time, or the calculation agent has previously selected an AMEX Hong Kong successor index and publication of such AMEX Hong Kong successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the AMEX Hong Kong 30 Index closing level on such date. The AMEX Hong Kong 30 Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the AMEX Hong Kong 30 Index or AMEX Hong Kong successor Index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the AMEX Hong Kong 30 Index or AMEX Hong Kong successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the AMEX Hong Kong 30 Index on the relevant exchange may adversely affect the value of the notes.

PS-24

       If at any time the method of calculating the AMEX Hong Kong 30 Index or an AMEX Hong Kong successor index, or the level thereof, is changed in a material respect, or if the AMEX Hong Kong 30 Index or an AMEX Hong Kong successor index is in any other way modified so that the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index does not, in the opinion of the calculation agent, fairly represent the level of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the AMEX Hong Kong Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the AMEX Hong Kong 30 Index closing level with reference to the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index, as adjusted. Accordingly, if the method of calculating the AMEX Hong Kong 30 Index or an AMEX Hong Kong successor index is modified so that the level of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the AMEX Hong Kong 30 Index), then the calculation agent will adjust its calculation of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index in order to arrive at a level of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-25

THE FTSETM 100 INDEX

       All information regarding the FTSETM 100 Index set forth herein, including, without limitation, its make-up, method of calculation, and changes in its components, has been derived from publicly available information.

       The FTSETM 100 Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange (the “LSE”) and the Financial Times, in association with the Institute and the Faculty of Actuaries. The FTSETM 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSETM 100 Index began in February 1984.

       The FTSETM 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSETM 100 Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the “FTSE Aggregate Market Value”) as of the starting date of the FTSETM 100 Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSETM 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSETM 100 Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSETM 100 than will movements in share prices of companies with relatively smaller market capitalization.

       The 100 stocks included in the FTSETM 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

       The FTSETM 100 Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSETM 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSETM 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

License Agreement with FTSE

       The use of and reference to the FTSETM 100 Index in connection with the notes has been consented to by the FTSE. All rights to the FTSETM 100 Index are owned by the FTSE, the publisher of the FTSETM 100 Index. JPMorgan Chase & Co., the agent, the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSETM 100 Index. In addition, none of the LSE, the Financial Times and FTSE has any relationship to JPMorgan Chase & Co. or the notes. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the Ending Basket Level on the Basket Valuation Date.

       The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the LSE or by The Financial Times Limited (“FT”) and neither FTSE, the LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSETM 100 Index and/or the figure at which the said Index stands at any particular time

PS-26

on any particular day or otherwise. The FTSETM 100 Index is compiled and calculated by FTSE. However, neither FTSE nor the LSE nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSETM 100 Index and neither FTSE nor the LSE nor FT shall be under any obligation to advise any person of any error therein.

       ”FTSE®”, “FT-SE®” and “Footsie®” are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. “All-World”, “All-Share” and “All-Small” are trade marks of FTSE International Limited.”

Discontinuation of the FTSETM 100 Index; Alteration of Method of Calculation

       If FTSE discontinues publication of the FTSETM 100 Index and FTSE or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued FTSETM 100 Index (such index being referred to herein as a “FTSE successor index”), then the FTSETM 100 Index closing level will be determined by reference to the level of such FTSE successor index at the close of trading on the relevant exchange or market for the FTSE successor index on the relevant Basket Valuation Date(s) or other relevant date or dates as set forth in the relevant terms supplement.

       Upon any selection by the calculation agent of a FTSE successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If FTSE discontinues publication of the FTSETM 100 Index prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no FTSE successor index is available at such time, or the calculation agent has previously selected a FTSE successor index and publications of such FTSE successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the FTSETM 100 Index closing level on such date. The FTSETM 100 Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the FTSETM 100 Index or FTSE successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the FTSETM 100 Index or FTSE successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the FTSETM 100 Index or FTSE successor index, as applicable, on the relevant exchange may adversely affect the value of the notes.

       If at any time the method of calculating the FTSETM 100 Index or a FTSE successor index, or the level thereof, is changed in a material respect, or if the FTSETM 100 Index or a FTSE successor index is in any other way modified so that the FTSETM 100 Index or such FTSE successor index does not, in the opinion of the calculation agent, fairly represent the level of the FTSETM 100 Index or such FTSE successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the FTSETM 100 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the FTSETM 100 Index or such FTSE successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the FTSETM 100 Index closing level with reference to the FTSETM 100 Index or such FTSE successor index, as adjusted. Accordingly, if the method of calculating the FTSETM 100 Index or a FTSE successor index is modified so that the level of the FTSETM 100 Index or such FTSE or successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the FTSETM 100 Index), then the calculation agent will adjust its calculation of the FTSETM 100 Index or such FTSE successor index in order to arrive at a level of the FTSETM 100 Index or such FTSE successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-27

THE FTSE/XINHUA CHINA 25 INDEX

       We have obtained all information contained in this pricing supplement regarding the FTSE/Xinhua China 25 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE/Xinhua Index Limited. FTSE/Xinhua Index Limited has no obligation to continue to publish, and may discontinue publication of, the FTSE/Xinhua China 25 Index.

       The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE/Xinhua Index Limited (“FXI”), a joint venture of FTSE International Limited (“FTSE”) and Xinhua Financial Network Limited (“Xinhua”), and is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H” shares and “Red Chip” shares), listed and trading on the Stock Exchange of Hong Kong Ltd. (“HKSE”). “H” shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. “Red Chip” shares are securities of Hong Kong-incorporated companies, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. Both “H” shares and “Red Chip” shares are quoted and traded in Hong Kong Dollars and are available only to international investors, who are not citizens of the People’s Republic of China.

       The FTSE/Xinhua China 25 Index is reported by Bloomberg L.P. under the ticker symbol “XIN0I.”

Computation of the Index

       The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

Σ p (n) e (n) s (n) f (n) c (n)

d

where p is the latest trade price of the component security n, e is the exchange rate required to convert the security’s home currency into the index’s base currency, s is the number of shares of the security in issue, f is the portion of free floating shares, adjusted in accordance with the policies of the FTSE/Xinhua Index Limited, c is the capping factor published by the FTSE/Xinhua Index Limited at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.

       The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE/Xinhua Index Limited excludes from free floating shares trade investments in a FTSE/Xinhua China 25 Index constituent company by another FTSE/Xinhua China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

PS-28

Free float less than or equal to 15%

Ineligible for inclusion in the FTSE/Xinhua China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

       These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above. The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

Price. FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an “accurate and reliable” price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

Liquidity. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

PS-29

New Issues. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

       The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.

The Stock Exchange of Hong Kong Ltd.

       Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

       Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the FTSE/Xinhua China 25 Index on the HKSE, the closing level of the FTSE/Xinhua China 25 Index on any such trading day generally will be calculated, published and disseminated by the American Stock Exchange in the United States shortly before the opening of trading on the American Stock Exchange in New York on the same calendar day.

       The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

       An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the FTSE/Xinhua China 25 Index may be limited by suspension of trading of individual stocks which comprise the FTSE/Xinhua China 25 Index which may, in turn, adversely affect the value of the notes.

PS-30

License Agreement with FTSE/Xinhua Index Limited

       The notes are not in any way sponsored, endorsed, sold or promoted by FXI, FTSE or Xinhua or by the London Stock Exchange PLC (the “London Stock Exchange”) or by The Financial Times Limited (“FT”) and neither FXI, FTSE, Xinhua nor the London Stock Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the FTSE/Xinhua China 25 Index stands at any particular time on any particular day or otherwise. The FTSE/Xinhua China 25 Index is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE or Xinhua or the London Stock Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FXI, FTSE, Xinhua or the London Stock Exchange or FT shall be under any obligation to advise any person of any error therein.

       The FTSE/Xinhua China 25 Index is calculated by or on behalf of FXI. FXI does not sponsor, endorse or promote the notes.

       All copyright in the FTSE/Xinhua China 25 Index values and constituent list vest in FXI. JPMorgan Chase & Co. has obtained full license from FXI to use such copyright in the creation of the notes.

       “FTSETM” is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. “FTSE/Xinhua” is a trade mark of FTSE International Limited. “Xinhua” are service marks and trade marks of Xinhua Financial Network Limited. All marks are licensed for use by FXI.

Discontinuation of the FTSE/Xinhua China 25 Index; Alteration of Method of Calculation

       If FXI discontinues publication of the FTSE/Xinhua China 25 Index and FXI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued FTSE/Xinhua China 25 Index (such index being referred to herein as a “FTSE/Xinhua successor index”), then the FTSE/Xinhua China 25 Index closing level will be determined by reference to the level of such FTSE/Xinhua successor index at the close of trading on the relevant exchange or market for the FTSE/Xinhua successor index on the relevant Basket Valuation Date(s) or other relevant date or dates as set forth in the relevant terms supplement.

       Upon any selection by the calculation agent of a FTSE/Xinhua successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If FXI discontinues publication of the FTSE/Xinhua China 25 Index prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no FTSE/Xinhua successor index is available at such time, or the calculation agent has previously selected a FTSE/Xinhua successor index and publication of such FTSE/Xinhua successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the FTSE/Xinhua China 25 Index closing level on such date. The FTSE/Xinhua China 25 Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the FTSE/Xinhua China 25 Index or FTSE/Xinhua successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the FTSE/Xinhua China 25 Index or FTSE/Xinhua successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the FTSE/Xinhua China 25 Index on the relevant exchange may adversely affect the value of the notes.

PS-31

       If at any time the method of calculating the FTSE/Xinhua China 25 Index or a FTSE/Xinhua successor index, or the level thereof, is changed in a material respect, or if the FTSE/Xinhua China 25 Index or a FTSE/Xinhua successor index is in any other way modified so that the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index does not, in the opinion of the calculation agent, fairly represent the level of the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the FTSE/Xinhua Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the FTSE/Xinhua China 25 Index closing level with reference to the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index, as adjusted. Accordingly, if the method of calculating the FTSE/Xinhua China 25 Index or a FTSE/Xinhua successor index is modified so that the level of the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in FTSE/Xinhua China 25 Index), then the calculation agent will adjust its calculation of the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index in order to arrive at a level of the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-32

THE KOREA STOCK PRICE INDEX 200

       We have obtained all information contained in this pricing supplement regarding the KOSPI 200, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Korea Exchange (“KRX”), the publisher of the KOSPI 200. KRX has no obligation to continue to publish, and may discontinue publication of, the KOSPI 200.

       The KOSPI 200 is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Stock Exchange (“KSE”). The KOSPI 200 is the underlying index for stock index futures and options trading. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups.

       The KOSPI 200 is reported by Bloomberg L.P. under the ticker symbol “KOSPI2.”

Selection Criteria

       All common stocks listed on the KSE as of the periodic realignment date will be included in the selection process, except for the stocks which fall into one of the following categories:
  stocks with administrative issues;

  stocks with liquidation issues;

  stocks issued by securities investment companies;

  stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs;

  stocks belonging to the industry groups other than those industry groups listed below;

  a constituent stock merged into a non-constituent stock;

  a company established as a result of a merger between two constituent stocks; and

  any other stocks that are deemed unsuitable to be included in the constituents of the KOSPI 200.

       The companies listed on the KOSPI 200 are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) construction, (v) electricity and gas, (vi) services, (vii) post and communication and (viii) finance. The constituents of the KOSPI 200 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

       The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

  Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

  Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded. In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

       The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

PS-33

       Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, such stock may be included in the constituents of the KOSPI 200, by taking into consideration the influence that the industry group has on the KOSPI 200, as well as the liquidity of the concerned stock. Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200.

KOSPI 200 Calculation

       The KOSPI 200 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

       If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.

       Share prices refer to the market price established during the regular trading session. If no trading took place on such day, quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock Revision

       The constituents of the KOSPI 200 are realigned once a year while observing each of the following:

  An existing constituent will not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI 200 constituents of the same industry group;

  In order to be included in the constituents of the KOSPI 200, the ranking of the market capitalization of a stock must be within 90/100 of the ranking of the KOSPI 200 constituents of the same industry group;

  If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI 200 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and

  When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first.

       The periodic realignment date is the trading day following the last trading day of June contracts in the KOSPI 200 index futures and index options. With respect to any component security in the KOSPI 200, if any of the following events occur, such component security shall be removed from the KOSPI 200 and the removal date is as follows:

  Delisting: the trading day following the delisting date;

  Designation as administrative issue: the designation date;

  Merger: the day of trading halt; and

  It is determined that the stock is unsuitable as a component security of the KOSPI 200: the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.
PS-34

       When realigning the component securities of the KOSPI 200, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The Korea Stock Exchange

       The KSE’s predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

       Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day’s respective closing prices. After-hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

       On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by “fake” orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

       The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15%, which meant that the price of each stock could neither fall nor rise by more than 15% from the previous day’s closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

       The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

License Agreement with Korea Exchange

       The notes are not sponsored, endorsed, sold or promoted by KRX, the successor of Korea Stock Exchange who calculates the KOSPI 200 and owns the intellectual property rights over it. KRX

PS-35

makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI 200 to track general stock market performance. KRX’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to JPMorgan Chase & Co. or the notes. KRX has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes is to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

       KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM TE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the KOSPI 200; Alteration of Method of Calculation

       If KRX discontinues publication of the KOSPI 200 and KRX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued KOSPI 200 (such index being referred to herein as a “KOSPI 200 successor index”), then the KOSPI 200 closing level will be determined by reference to the level of such KOSPI 200 successor index at the close of trading on the relevant exchange or market for the KOSPI 200 successor index on the relevant Basket Valuation Date(s) or other relevant date or dates as set forth in the relevant terms supplement.

       Upon any selection by the calculation agent of a KOSPI 200 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If KRX discontinues publication of the KOSPI 200 prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no KOSPI 200 successor index is available at such time, or the calculation agent has previously selected a KOSPI 200 successor index and publication of such KOSPI 200 successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the KOSPI 200 closing level on such date. The KOSPI 200 closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the KOSPI 200 or KOSPI 200 successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the KOSPI 200 or KOSPI 200 successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the KOSPI 200 on the relevant exchange may adversely affect the value of the notes.

       If at any time the method of calculating the KOSPI 200 or a KOSPI 200 successor index, or the level thereof, is changed in a material respect, or if the KOSPI 200 or a KOSPI 200 successor index is in any other way modified so that the KOSPI 200 or such KOSPI 200 successor index does not, in the opinion of the calculation agent, fairly represent the level of the KOSPI 200 or such KOSPI 200

PS-36

successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the KOSPI 200 closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the KOSPI 200 or such KOSPI 200 successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the KOSPI 200 closing level with reference to the KOSPI 200 or such KOSPI 200 successor index, as adjusted. Accordingly, if the method of calculating the KOSPI 200 or a KOSPI 200 successor index is modified so that the level of the KOSPI 200 or such KOSPI 200 successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the KOSPI 200), then the calculation agent will adjust its calculation of the KOSPI 200 or such KOSPI 200 successor index in order to arrive at a level of the KOSPI 200 or such KOSPI 200 successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-37

THE MSCI EAFE® INDEX

       We have derived all information regarding the MSCI EAFE® Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI EAFE® Index.

       The MSCI EAFE® Index is intended to provide performance benchmarks for certain developed equity markets in Europe, Asia, Australia and the Far East. Equity markets in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom are currently represented in the MSCI EAFE® Index.

Index Calculation

       The performance of the MSCI EAFE® Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “Component Securities”) constituting the MSCI country indexes for 21 selected countries (each a “Component Country Index”, collectively the “Component Country Indices”). Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets. See “—Maintenance of the Index and the Component Country Indices” below.

       Prices used to calculate the Component Securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by WM Reuters at 4:00 p.m. London time. The U.S. dollar value of the MSCI EAFE® Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the Component Securities. The MSCI EAFE® Index was launched on December 31, 1969 at an initial value of 100.

Selection of Component Securities and Calculating and Adjusting for Free Float

       The selection of the Component Securities for each Component Country Index is based on the following guidelines:

(i)	Define the universe of listed securities within each country;

(ii)	Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)	Classify securities into industry groups under the Global Industry Classification Standard (“GICS”); and

(iv)	Select securities for inclusion according to MSCI’s index construction rules and guidelines.

Define the Universe of Listed Securities

       The index construction process starts at the country level, with the identification of the universe of investment opportunities. MSCI classifies each company and its securities in one and only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds and equity derivatives, are eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe.

PS-38

Adjust the Total Market Capitalization of Securities for Free Float

       After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free floating-adjusting market capitalization involves:

  Defining and estimating the free float available to foreign investors for each security, using MSCI’s definition of free float.

  Assigning a free float-adjustment factor to each security.

  Calculating the free float-adjustment market capitalization of each security.

       MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors.

       In practice, limitations on free float available to international investors include:

  Strategic and other shareholdings not considered part of available free float.

  Limits on share ownership for foreign investors.

  Other foreign investment restrictions.

       MSCI’s estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contacts, particularly where disclosure standards or data quality make the estimation of free float difficult.

Classifying the Universe of Securities under the GICS

       In addition to the free floating-adjustment of market capitalization, all securities in the universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the Global Industry Classification Standard (“GICS”). This comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI’s objective of reflecting broad and fair representation in its indexes. GICS currently consists of 10 sectors, 24 industry groups, 67 industries and 147 sub-industries.

       A company is assigned a classification at each of the four levels of GICS; however, a company may only belong to one group at any level. The classification is generally determined by the business activity that generates a majority of the company’s revenues and/or earnings. For those companies that are engaged in more than one substantially different business activity, the company is classified where the majority of revenues and profits are derived or, if no majority, the sub-industry that best reflects the company’s principal business. Companies whose business activities are dispersed across three or more sectors will be classified in industrial conglomerate or multi-sector holdings. S&P and MSCI must agree on the current company classification for it to be labeled as “officially” classified under the GICS structure.

       A company’s industry classification is reviewed upon significant corporate events or when new information is made publicly available. S&P and MSCI meet annually to review the overall structure of the GICS system.

Selecting Securities for Index Inclusion

       In order to ensure a broad and fair representation in the indexes of the diversity of business activities in the universe, MSCI follows a “bottom-up” approach to index construction, building indexes from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the universe. This analysis drives the individual security selection decisions, which aim to reflect the overall features of the universe in the country index.

PS-39

       MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country. The security selection process within each industry group is based on the analysis of:

  Each company’s business activities and the diversification that its securities would bring to the index.

  The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines discussed below and/or securities with inadequate liquidity are not considered for inclusion.

  The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than 15% are, in general, considered for inclusion.

       These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Maintenance of the Index and the Component Country Indices

       In order to maintain the representativeness of the MSCI EAFE® Index, structural changes to the MSCI EAFE® Index as a whole may be made by adding or deleting Component Country Indices and the related Component Securities. Currently, such changes in the MSCI EAFE® Index may only be made on four dates per year. These dates are the last scheduled MSCI EAFE® Index close in February, May, August and November.

       MSCI may add additional Component Country Indices to the MSCI EAFE® Index or subtract one or more of its current Component Country Indices prior to the expiration of the notes. Any such adjustments are made to the MSCI EAFE® Index so that the value of the MSCI EAFE® Index at the effective date of such change is the same as it was immediately prior to such change.

       Each Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each Component Country Index, emphasis is also placed on its continuity and on minimizing turnover.

       Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. Index maintenance of the Component Country Indices is reflected in the MSCI EAFE® Index.

       MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full Component Country Index reviews that systematically reassess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Ongoing Event-Related Changes

       Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event.

Quarterly Index Review

       The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by rapidly reflecting significant

PS-40

market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full Component Country Index review due to their importance.

       These quarterly index reviews may result in additions and deletions of Component Securities from a Component Country Index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to Component Securities may result from:

  the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group;

  the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately;

  the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering;

  the replacement of companies which are no longer suitable industry representatives;

  the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria;

  the deletion of securities that have become very small or illiquid;

  the replacement of securities resulting from the review of price source for Component Securities with both domestic and foreign board quotations; and

  the addition or deletion of securities as a result of other market events.

       Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for Component Securities may result from:

  large market transactions involving strategic shareholders that are publicly announced;

  secondary offerings that, given lack of sufficient notice, were not reflected immediately;

  increases in foreign ownership limits;

  decreases in foreign ownership limits not applied earlier;

  corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa;

  updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event;

  large conversions of exchangeable bonds and other similar securities into already existing shares;

  the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and

  changes in the foreign inclusion factor as a result of other events of similar nature.

       Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs on only three dates per year. These dates are the close of the last business day of February, August and November. Any country may be impacted at the quarterly index review.

Annual Full Country Index Review

The annual full Component Country Index review includes a reappraisal of the free float-adjusted industry group representation within a country relative to the 85% target (i.e., MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country), a detailed review of the shareholder information used to estimate free float for Component and non-Component Securities, updating the minimum size guidelines for new and

PS-41

existing Component Securities, as well as changes typically considered for quarterly index reviews. During a full Component Country Index review, securities may be added or deleted from a Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for Component Securities changes during quarterly index reviews as discussed above.

Announcement Policy

       The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May.

       The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November.

       All changes resulting from the corporate events are announced prior to their implementation.

       The changes are typically announced at least ten business days prior to these changes becoming effective in the indexes as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indexes, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m. U.S. Eastern Standard Time (EST).

       In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

       In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of a relevant subscription period and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

       Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

       Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable.

The MSCI EAFE® Index is Subject to Currency Exchange Risk

       Because the closing prices of the Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE® Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI EAFE® Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of the MSCI EAFE® Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE® Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI EAFE® Index, and any negative currency impact on the MSCI EAFE® Index may significantly decrease the value of the notes. The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI EAFE® Index, which is converted into U.S. dollars.

PS-42

License Agreement with MSCI

       MSCI and J.P. Morgan Securities Inc. expect to enter into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI EAFE® Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

       The notes are not sponsored, endorsed, sold or promoted by MSCI. MSCI makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI EAFE® Index to track general stock market performance. MSCI’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of MSCI without regard to JPMorgan Chase & Co. or the notes. MSCI has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the MSCI EAFE® Index. MSCI is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. MSCI has no obligation or liability in connection with the administration, marketing or trading of the notes.

       ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI EAFE® INDEX FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

       No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to MSCI’s trade name, trade mark or service mark rights to the designations “Morgan Stanley Capital International® ,” “MSCI® ,” “Morgan Stanley Capital International Perspective® ,” to sponsor, endorse, market or promote the Notes without first contacting MSCI to determined whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

Discontinuation of the MSCI EAFE® Index; Alteration of Method of Calculation

       If MSCI discontinues publication of the MSCI EAFE® Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI EAFE® Index (such index being referred to herein as an “EAFE successor index”), then any MSCI EAFE® Index closing level will be determined by reference to the level of such EAFE successor index at the close of trading on the relevant exchange or market for such EAFE successor index, as determined by the calculation agent, on each relevant Basket Valuation Date or other relevant date or dates as set forth in the relevant terms supplement.

       Upon any selection by the calculation agent of an EAFE successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

PS-43

       If MSCI discontinues publication of the MSCI EAFE® Index prior to, and such discontinuation is continuing on a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no EAFE successor index is available at such time, or the calculation agent has previously selected an EAFE successor index and publication of such EAFE successor index is discontinued prior to and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the MSCI EAFE® Index closing level on such date. The MSCI EAFE® Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI EAFE® Index or EAFE successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the MSCI EAFE® Index or EAFE successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the MSCI EAFE® Index may adversely affect the value of the notes.

       If at any time the method of calculating the MSCI EAFE® Index or an EAFE successor index, or the level thereof, is changed in a material respect, or if the MSCI EAFE® Index or an EAFE successor index is in any other way modified so that the MSCI EAFE® Index or such EAFE successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI EAFE® Index or such EAFE successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the MSCI EAFE® Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI EAFE® Index or such EAFE successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI EAFE® Index closing level with reference to the MSCI EAFE® Index or such EAFE successor index, as adjusted. Accordingly, if the method of calculating the MSCI EAFE® Index or a EAFE successor index is modified so that the level of the MSCI EAFE® Index or such EAFE successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI EAFE® Index), then the calculation agent will adjust its calculation of the MSCI EAFE® Index or such EAFE successor index in order to arrive at a level of the MSCI EAFE® Index or such EAFE successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-44

iSHARES® MSCI EMERGING MARKETS INDEX FUND

       We have derived all information contained in this product supplement no. 32-IV regarding iShares® MSCI Emerging Markets Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares® Inc. (“iShares® “), Barclays Global Investors, N.A. (“BGI”), and Barclays Global Fund Advisors (“BGFA”). The iShares® MSCI Emerging Markets Index Fund is an investment portfolio maintained and managed by iShares® . BGFA is the investment advisor to the iShares® MSCI Emerging Markets Index Fund. The iShares® MSCI Emerging Markets Index Fund is an exchange traded fund (“ETF”) that trades on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EEM.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

       iShares® is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® , BGFA, the iShares® MSCI Emerging Markets Index Fund, please see the Prospectus, dated January 1, 2006 (as revised March 8, 2006 and supplemented on July 31, 2006, September 1, 2006, October 20, 2006 and October 31, 2006). In addition, information about iShares and the iShares® MSCI Emerging Markets Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make representation or warranty as to the accuracy or completeness of such information.

Investment Objective and Strategy

       The iShares® MSCI Emerging Markets Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in Emerging Markets, as measured by the MSCI Emerging Markets Index (“Underlying Index”). The iShares® MSCI Emerging Markets Index Fund holds equity securities traded primarily in the global Emerging Markets. The Underlying Index was developed by Morgan Stanley Capital International Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global Emerging Markets.

       As of December 31, 2006, the iShares® MSCI Emerging Markets Index Fund holdings by country consisted of the following 22 countries: Argentina, Brazil, Chile, China, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Israel, Malaysia, Mexico, Peru, Philippines, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and United States. In addition, as of such date, the iShares® MSCI Emerging Markets Index Fund’s three largest equity securities were OAO Gazprom, Samsung Electronics Co., Ltd., and Taiwan Semiconductors Manufacturing Co. Ltd., its three largest sectors were banks, energy, and semiconductors and semiconductor equipment and its three largest holdings by country were South Korea, China and Taiwan, in each case respectively.

       The iShares® MSCI Emerging Markets Index Fund uses a representative sampling strategy (as described below under “— Representative Sampling”) to try to track the Underlying Index. In addition, in order to improve its portfolio liquidity and its ability to track the Underlying Index, the iShares® MSCI Emerging Markets Index Fund may invest up to 10% of its assets in shares of other iShares funds that seek to track the performance of equity securities of constituent countries of the Underlying Index. BGFA will not charge portfolio management fees on that portion of the iShares® MSCI Emerging Markets Index Fund’s assets invested in shares of other iShares funds.

Representative Sampling

       The iShares® MSCI Emerging Markets Index Fund pursues a “representative sampling” strategy in attempting to track the performance of Underlying Index, and generally does not hold all of the equity securities included in the Underlying Index. The iShares® MSCI Emerging Markets Index Fund invests in a representative sample of securities in the Underlying Index, which have a similar investment profile as the Underlying Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the Underlying Index.

PS-45

Correlation

       The Underlying Index is a theoretical financial calculation, while the iShares® MSCI Emerging Markets Index Fund is an actual investment portfolio. The performance of the iShares® MSCI Emerging Markets Index Fund and the Underlying Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The iShares® MSCI Emerging Markets Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

       The iShares® MSCI Emerging Markets Index Fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the iShares® MSCI Emerging Markets Index Fund will concentrate to approximately the same extent that the Underlying Index concentrates in the stocks of such particular industry or group of industries.

Holdings Information

       As of January 31, 2007, 99.81% of the iShares® MSCI Emerging Markets Index Fund’s holdings consisted of equity securities, 0.08% consisted of cash and 0.10% was in other assets, including dividends booked but not yet received. The following tables summarize the iShares® MSCI Emerging Markets Index Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of January 31, 2007

Company	Percentage of Total Holdings
OAO Gazprom	4.25%
Samsung Electronics Co., Ltd.	4.14%
Taiwan Semiconductor Manufacturing Co., Ltd.	3.55%
POSCO	3.18%
Kookmin Bank	2.58%
Siliconware Precision Industries Co., Ltd.	2.13%
Chunghwa Telecom Co., Ltd.	2.06%
United Microelectronics Corp.	2.05%
Korea Electric Power Corp.	1.98%
China Mobile, Ltd.	1.97%

Top holdings by sector as of January 31, 2007

Sector	Percentage of Total Holdings
Banks	15.73%
Energy	15.23%
Semiconductors & Semiconductor Equipment	11.87%
Metals & Mining	10.15%
Wireless Telecommunication Services	6.32%
Diversified Telecommunication services	6.26%
Electric Utilities	3.88%
Information Technology Services	2.78%
Food & Staples Retailing	1.95%
Pharmaceuticals	1.86%
PS-46

       The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy of the information above. The information on the iShares® website is not, and should not be considered, incorporated by reference therein.

Historical Performance of the iShares® MSCI Emerging Markets Index Fund

       We will provide historical price information with respect to the shares of the iShares® MSCI Emerging Markets Index Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Hypothetical Returns on Your Notes

       The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your notes based on a range of hypothetical Final Shares Prices, as compared to the Initial Share Price, and various key assumptions shown in the relevant terms supplement, in each case assuming the notes are held from the issuance date to maturity, or until they are automatically called upon the occurrence of a Knock-Out Event, if applicable.

       Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market prices of the shares of the iShares® MSCI Emerging Markets Index Fund on the scheduled Valuation Date(s) could have on the hypothetical returns on your notes, if held to maturity or until they are automatically called upon the occurrence of a Knock-Out Event, if applicable, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on Final Shares Prices that may vary and on assumptions that may prove to be erroneous.

       The return on your notes may bear little relation to, and may be such less than, the return that you might achieve were you to invest in the shares of the iShares® MSCI Emerging Markets Index Fund directly. Among other things, the return on the shares of the iShares® MSCI Emerging Markets Index Fund could include substantial dividend payments, which you will not receive as an investor in your notes, and an investment in the shares of the iShares® MSCI Emerging Markets Index Fund is likely to have tax consequences that are different from an investment in your notes.

       We describe various risk factors that may affect the value of your notes, and the unpredictable nature of that value, under “Risk Factors” above.

Disclaimer

       The notes are not sponsored, endorsed, sold, or promoted by BGI. BGI makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The MSCI Emerging Markets Index

       We have derived all information contained in this product supplement no. 32-IV regarding the Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The Underlying Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited. Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the Underlying Index.

       The Underlying Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global Emerging Markets.

PS-47

Underlying Index Calculation

       The performance of the Underlying Index is a free float-adjusted average of the U.S. dollar values of all of the equity securities (the “component securities”) constituting the MSCI indices for the selected countries (the “component country Indices”). The Underlying Index has a base date of December 31, 1987. As of September 30, 2006, the Underlying Index consisted of the following 25 component country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey. Each of the component country indices is a sampling of equity securities across industry groups in such country’s equity markets.

       Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. The Underlying Index is rebalanced quarterly, calculated in U.S. dollars on a real time basis, and disseminated every 60 seconds during market trading hours. It is also calculated on an end of day basis.

License Agreement with MSCI

       We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Underlying Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

       The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Underlying Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the Underlying Index, which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the Underlying Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

       THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE

PS-48

FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

       ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

       No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Discontinuation of the iShares® MSCI Emerging Markets Index Fund; Alternate Calculation of Price and Closing Price

       If the iShares® MSCI Emerging Markets Index Fund (or a Emerging Markets successor index fund (as defined herein) is de-listed from the New York Stock Exchange (or any other relevant exchange), liquidated or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Index Fund (or such Emerging Markets successor index fund) (such index fund being referred to herein as an “Emerging Markets successor index fund”). If the iShares® MSCI Emerging Markets Index Fund (or a Emerging Markets successor index fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no Emerging Markets successor index fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate price or closing price, as applicable, of the shares of the MSCI Emerging Markets Index Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the MSCI Emerging Markets Index Fund. If a successor index fund is selected or the calculation agent calculates a price or closing price, as applicable, by a computation methodology that the calculation determines will as closely as reasonably possible replicate the iShares® MSCI Emerging Markets Index Fund, that Emerging Markets successor index fund or price or closing price, as applicable will be substituted for the iShares® MSCI Emerging Markets Index Fund (or such Emerging Markets successor index fund) for all purposes of the notes.

PS-49

       Upon any selection by the calculation agent of a Emerging Markets successor index fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If at any time, the Underlying Index or the underlying index related to a Emerging Markets successor index fund is changed in a material respect, or the iShares® MSCI Emerging Markets Index Fund or a Emerging Markets successor index fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the shares of the iShares® MSCI Emerging Markets Index Fund or such Emerging Markets successor index fund had those changes or modifications not been made then the calculation agent will, at the close of business in New York City on each date on which the MSCI Emerging Markets Final Share Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a price or closing price, as applicable, of an exchange traded fund comparable to the iShares® MSCI Emerging Markets Index Fund (or such Emerging Markets successor index fund) as if those changes or modifications had not been made, and calculate the price or closing price with reference to the iShares® MSCI Emerging Markets Index Fund (or such successor index fund), as adjusted. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

       The calculation agent will be solely responsible for the method of calculating the price or closing price, as applicable, of the shares of the iShares® MSCI Emerging Markets Index Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

       The calculation agent will provide information as to the method of calculating the price or closing price, as applicable, of the shares of the iShares® MSCI Emerging Markets Index Fund upon written request by any investor in the notes.

PS-50

THE MSCI TAIWAN INDEX

       We have derived all information regarding the MSCI Taiwan Index (“MSCI Taiwan Index”) contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (“MSCI”). The MSCI Taiwan Index is calculated, maintained and published by MSCI. We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI Taiwan Index is a free float adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. The MSCI Taiwan Index is reported by Bloomberg Financial Markets under the ticker symbol “TWY.”

MSCI Taiwan Index Selection Criteria

       MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan. The security selection process within each industry group is based on analysis of the following:

  Each company’s business activities and the diversification that its securities would bring to the index.

  The size of the securities based on free float adjusted market capitalization. All other things being equal, MSCI targets for inclusion the most sizable securities in an industry group. In addition, securities that do not meet the minimum size guidelines are not considered for inclusion. Though the following limits are subject to revision, as of the date of this product supplement, a security will be eligible for inclusion in the MSCI Taiwan Index if it achieves a free float adjusted market capitalization of U.S.$450 million and will be eligible for deletion if such capitalization falls below U.S.$225 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

  The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock’s relative standing within Taiwan and between cycles. A useful measure to compare liquidity within the same market is the Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:
    First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

    Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

    Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months—or the number of months for which this data is available—by 12.

PS-51

       Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Taiwan Index.

       For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

       MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor (“FIF”). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

       The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security’s full market capitalization.

MSCI Taiwan Index Calculation

       The MSCI Taiwan Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

MSCI Taiwan Index Maintenance

       There are three broad categories of MSCI Taiwan Index maintenance:

  An annual full country index review that reassesses the various dimensions of the equity universe in Taiwan;

  Quarterly index reviews, aimed at promptly reflecting other significant market events; and

  Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

       During the annual review, additions or deletions of securities are made (i) following the re-appraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company’s and/or security’s free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

       During a quarterly index review, securities may be added to or deleted from the MSCI Taiwan Index for a variety of reasons, including the following:

  Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.
PS-52

  Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

  Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

  Replacement of companies which are no longer suitable industry representatives.

  Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

  Deletion of securities that have become very small or illiquid.

  Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

License Agreement with Morgan Stanley Capital International Inc. for the MSCI Taiwan Index

       We have entered into an agreement with Morgan Stanley Capital International Inc. (“MSCI”) providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Taiwan Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

       The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Taiwan Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Taiwan Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Taiwan Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

       ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the MSCI Taiwan Index; Alteration of Method of Calculation

       If MSCI discontinues publication of the MSCI Taiwan Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Taiwan Index (such index being referred to herein as a “MSCI Taiwan successor index”), then the MSCI Taiwan Index closing level will be determined by reference

PS-53

to the level of such MSCI Taiwan successor index at the close of trading on the relevant exchange or market for the MSCI Taiwan successor index on the relevant Basket Valuation Date(s) or other relevant date or dates as set forth in the relevant terms supplement.

       Upon any selection by the calculation agent of a MSCI Taiwan successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If MSCI discontinues publication of the MSCI Taiwan Index prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no MSCI Taiwan successor index is available at such time, or the calculation agent has previously selected a MSCI Taiwan successor index and publication of such MSCI Taiwan successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the MSCI Taiwan Index closing level on such date. The MSCI Taiwan Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Taiwan Index or MSCI Taiwan successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the MSCI Taiwan Index or MSCI Taiwan successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the MSCI Taiwan Index on the relevant exchange may adversely affect the value of the notes.

       If at any time the method of calculating the MSCI Taiwan Index or a MSCI Taiwan successor index, or the level thereof, is changed in a material respect, or if the MSCI Taiwan Index or a MSCI Taiwan successor index is in any other way modified so that the MSCI Taiwan Index or such MSCI Taiwan successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Taiwan Index or such MSCI Taiwan successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI Taiwan Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Taiwan Index or such MSCI Taiwan successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Taiwan Index closing level with reference to the MSCI Taiwan Index or such MSCI Taiwan successor index, as adjusted. Accordingly, if the method of calculating the MSCI Taiwan Index or a MSCI Taiwan successor index is modified so that the level of the MSCI Taiwan Index or such MSCI Taiwan successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Taiwan Index), then the calculation agent will adjust its calculation of the MSCI Taiwan Index or such MSCI Taiwan successor index in order to arrive at a level of the MSCI Taiwan Index or such MSCI Taiwan successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-54

THE MSCI SINGAPORE INDEX

       We have derived all information contained in this product supplement regarding the MSCI Singapore Index (“MSCI Singapore Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Morgan Stanley Capital International Inc. (“MSCI”). The MSCI Singapore Index is calculated, maintained and published by MSCI. We make no representation or warranty as to the accuracy or completeness of such information.

       The MSCI Singapore Index is reported by Bloomberg Financial Markets under the ticker symbol “SGY.”

MSCI Singapore Index Selection Criteria

       MSCI targets an 85% free float adjusted market representation level within each industry group in Singapore. The security selection process within each industry group is based on analysis of the following:

  Each company’s business activities and the diversification that its securities would bring to the index.

  The size of the securities based on free float adjusted market capitalization. All other things being equal, MSCI targets for inclusion the most sizable securities in an industry group. In addition, securities that do not meet the minimum size guidelines are not considered for inclusion. Though the following limits are subject to revision, as of the date of this product supplement, a security will be eligible for inclusion in the MSCI Singapore Index if it achieves a free float adjusted market capitalization of U.S.$250 million and will be eligible for deletion if such capitalization falls below U.S.$125 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

  The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Singapore Index but considers each stock’s relative standing within Singapore and between cycles. A useful measure to compare liquidity within the same market is the Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:
    First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

    Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

    Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months—or the number of months for which this data is available—by 12.

       Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Singapore Index.

PS-55

       For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

       MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor (“FIF”). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

       The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security’s full market capitalization.

MSCI Singapore Index Calculation

       The MSCI Singapore Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Singapore Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Singapore Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

MSCI Singapore Index Maintenance

       There are three broad categories of MSCI Singapore Index maintenance:

  An annual full country index review that reassesses the various dimensions of the equity universe in Singapore;

  Quarterly index reviews, aimed at promptly reflecting other significant market events; and

  Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

       During the annual review, additions or deletions of securities are made (i) following the re-appraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company’s and/or security’s free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

       During a quarterly index review, securities may be added to or deleted from the MSCI Singapore Index for a variety of reasons, including the following:

  Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

  Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.
PS-56

  Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

  Replacement of companies which are no longer suitable industry representatives.

  Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

  Deletion of securities that have become very small or illiquid.

  Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

License Agreement with Morgan Stanley Capital International Inc. for the MSCI Singapore Index

       We have entered into an agreement with Morgan Stanley Capital International Inc. (“MSCI”) providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Singapore Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

       The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Singapore Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Singapore Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Singapore Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

       ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the MSCI Singapore Index; Alteration of Method of Calculation

       If MSCI discontinues publication of the MSCI Singapore Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Singapore Index (such index being referred to herein as a “MSCI Singapore successor index”), then the MSCI Singapore Index closing level will be determined by reference to the level of such MSCI Singapore successor index at the close of trading on the relevant exchange or market for the MSCI Singapore successor index on the relevant Basket Valuation Date(s) or other relevant date or dates as set forth in the relevant terms supplement.

PS-57

       Upon any selection by the calculation agent of a MSCI Singapore successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If MSCI discontinues publication of the MSCI Singapore Index prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no MSCI Singapore successor index is available at such time, or the calculation agent has previously selected a MSCI Singapore successor index and publication of such MSCI Singapore successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the MSCI Singapore Index closing level on such date. The MSCI Singapore Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Singapore Index or MSCI Singapore successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the MSCI Singapore Index or MSCI Singapore successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the MSCI Singapore Index on the relevant exchange may adversely affect the value of the notes.

       If at any time the method of calculating the MSCI Singapore Index or a MSCI Singapore successor index, or the level thereof, is changed in a material respect, or if the MSCI Singapore Index or a MSCI Singapore successor index is in any other way modified so that the MSCI Singapore Index or such MSCI Singapore successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Singapore Index or such MSCI Singapore successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI Singapore Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Singapore Index or such MSCI Singapore successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Singapore Index closing level with reference to the MSCI Singapore Index or such MSCI Singapore successor index, as adjusted. Accordingly, if the method of calculating the MSCI Singapore Index or a MSCI Singapore successor index is modified so that the level of the MSCI Singapore Index or such MSCI Singapore successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Singapore Index), then the calculation agent will adjust its calculation of the MSCI Singapore Index or such MSCI Singapore successor index in order to arrive at a level of the MSCI Singapore Index or such MSCI Singapore successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-58

THE NIKKEI 225 INDEX

       We have derived all information regarding the Nikkei 225 Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index.

       The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index, as of the date of this product supplement, is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

       The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

  Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

  Financials — Banks, Miscellaneous Finance, Securities, Insurance;

  Consumer Goods — Marine Products, Food, Retail, Services;

  Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

  Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

  Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

       The Nikkei 225 Index is a modified, price-weighted index (i.e., an Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 23.154 as of October 1, 2003 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

       In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

PS-59

       A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

       A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

License Agreement with Nikkei Inc. and Disclaimers

       We expect to enter into an agreement with Nikkei Inc. that would provide us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc., in connection with certain securities.

       Our license agreement with Nikkei Inc. will provide that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

       The Nikkei Stock Average is an intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbum, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei Stock Average,” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the index. Nikkei Digital Media, Inc., a wholly owned subsidiary of Nikkei Inc. calculates and disseminates the Nikkei 225 Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively “Nikkei 225 Index Sponsor.”

       The notes are not in any way sponsored, endorsed or promoted by the Nikkei 225 Index Sponsor. The Nikkei 225 Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei 225 Index or the figure as which the Index stands at any particular day or otherwise. The Nikkei 225 Index is compiled and calculated solely by the Nikkei 225 Index Sponsor. However, the Nikkei 225 Index Sponsor shall not be liable to any person for any error in the Nikkei 225 Index and the Nikkei 225 Index Sponsor shall not be under any obligation to advise any person, including a purchase or vendor of the notes, of any error therein.

       In addition, the Nikkei 225 Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

Discontinuation of the Nikkei 225 Index; Alteration of Method of Calculation

       If Nikkei Inc. discontinues publication of the Nikkei 225 Index and Nikkei Inc. or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Nikkei 225 Index (such index being referred to herein as a “Nikkei successor index”), then any Nikkei 225 Index closing level will be determined by reference to the level of such Nikkei successor index at the close of trading on the TSE (2nd session) or the relevant exchange or market for the Nikkei successor index on the relevant Basket Valuation Date(s) or other relevant date or dates as set forth in the relevant terms supplement.

PS-60

       Upon any selection by the calculation agent of a Nikkei successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If Nikkei Inc. discontinues publication of the Nikkei 225 Index prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no Nikkei successor index is available at such time, or the calculation agent has previously selected a Nikkei successor index and publication of such Nikkei successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date or dates, then the calculation agent will determine the Nikkei 225 Index closing level for such date. The Nikkei 225 Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Nikkei 225 Index or Nikkei successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Nikkei 225 Index or Nikkei successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Nikkei 225 Index may adversely affect the value of the notes.

       If at any time the method of calculating the Nikkei 225 Index or a Nikkei successor index, or the level thereof, is changed in a material respect, or if the Nikkei 225 Index or a Nikkei successor index is in any other way modified so that the Nikkei 225 Index or such Nikkei successor index does not, in the opinion of the calculation agent, fairly represent the level of the Nikkei 225 Index or such Nikkei successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Nikkei 225 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Nikkei 225 Index or such Nikkei successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Nikkei 225 Index closing level with reference to the Nikkei 225 Index or such Nikkei successor index, as adjusted. Accordingly, if the method of calculating the Nikkei 225 Index or a Nikkei successor index is modified so that the level of the Nikkei 225 Index or such Nikkei successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Nikkei 225 Index), then the calculation agent will adjust its calculation of the Nikkei 225 Index or such Nikkei successor index in order to arrive at a level of the Nikkei 225 Index or such Nikkei successor index as if there had been no such modification (e.g., as if such split had not occurred).

The Tokyo Stock Exchange

       The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

       Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

       The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE

PS-61

may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

PS-62

THE S&P 500® INDEX

       We have derived all information contained in this product supplement regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

       The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (“NYSE”) and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

       On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index has not be changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

       Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

  holdings by government entities, including all levels of government in the United States or foreign countries; and

  holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

       However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

PS-63

       For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

       As of the date of this product supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

       An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

       The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941–43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the Index comparable over time and is the manipulation point for all adjustments to the Index (“Index Maintenance”).

       Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

       To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the S&P 500® Index closing level. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

PS-64

       The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Divisor
Type of		Adjustment
Corporate Action	Adjustment Factor	Required
Stock Split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share Issuance (i.e., change ≥5%)	Shares Outstanding plus newly issued Shares	Yes

Share Repurchase (i.e., change ≥5%)	Shares Outstanding minus Repurchased Shares	Yes

Special Cash Dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus:	Yes

Price of Rights Rights Ratio

Spinoffs	Price of parent company minus:	Yes

Price of Spinoff Co. Share Exchange Ratio

       Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

       Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	=	Pre-Event Index Value

New Divisor	=	Post-Event Aggregate Market Value Pre-Event Index Value

       A large part of the Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

PS-65

License Agreement with S&P

       S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the notes.

       The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

       S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

       “STANDARD & POOR’S”, “S&P”, “S&P 500” AND “500” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

Discontinuation of the S&P 500® Index; Alteration of Method of Calculation

       If S&P discontinues publication of the S&P 500® Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P 500® Index (such index being referred to herein as a “S&P successor index”), then any S&P 500® Index closing level will be determined by reference to the level of such S&P successor index at the close of trading on the NYSE, the AMEX, the NASDAQ Stock Market or the relevant exchange or market for the S&P successor index on the relevant Basket Valuation Date(s) or other relevant date or dates as set forth in the relevant terms supplement.

       Upon any selection by the calculation agent of a S&P successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If S&P discontinues publication of the S&P 500® Index prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no S&P successor index is available at such time, or the calculation agent has previously selected a S&P successor index and publication of such S&P successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will

PS-66

determine the S&P 500® Index closing level for such date. The S&P 500® Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P 500® Index or S&P successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the S&P 500® Index or S&P successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P 500® Index may adversely affect the value of the notes.

       If at any time the method of calculating the S&P 500® Index or a S&P successor index, or the level thereof, is changed in a material respect, or if the S&P 500® Index or a S&P successor index is in any other way modified so that the S&P 500® Index or such S&P successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P 500® Index or such S&P successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the S&P 500® Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the S&P 500® Index or such S&P successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the S&P 500® Index closing level with reference to the S&P 500® Index or such S&P successor index, as adjusted. Accordingly, if the method of calculating the S&P 500® Index or a S&P successor index is modified so that the level of the S&P 500® Index or such S&P successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P 500® Index), then the calculation agent will adjust its calculation of the S&P 500® Index or such S&P successor index in order to arrive at a level of the S&P 500® Index or such S&P successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-67

GENERAL TERMS OF THE NOTES

Calculation Agent

       J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Ending Basket Level, the Basket Return, the Additional Amount, if any, we will pay you at maturity and the Basket Closing Level on any Basket Valuation Date, including the AMEX Hong Kong Return, the AMEX Hong Kong Ending Level, the FTSE 100 Return, the FTSE 100 Ending Level, the FTSE/Xinhua Return, the FTSE/Xinhua Ending Level, the KOSPI 200 Return, the KOSPI 200 Ending Level, the MSCI EAFE Return, the MSCI EAFE Ending Level, the MSCI Emerging Markets Return, the MSCI Emerging Markets Final Share Price, the MSCI Taiwan Return, the MSCI Taiwan Ending Level, the MSCI Singapore Return, the MSCI Singapore Ending Level, the Nikkei 225 Return, the Nikkei 225 Ending Level, the S&P 500 Return and the S&P 500 Ending Level, as well as, if applicable, whether a Knock Out Event has occurred (for notes with a Knock-Out feature), whether the Ending Basket Level is equal to or greater than the Starting Basket Level and, if the notes bear interest, the amount of interest payable, if any, on any Interest Payment Date. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of any Basket Component, whether there has been a material change in the method of calculation of any of the Basket Components and, if the notes bear interest, whether a day is an interest payment date. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

       The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and each Interest Payment Date, if applicable, on or prior to 11:00 a.m. on the business day preceding the maturity date and each Interest Payment Date, if applicable.

       All calculations with respect to the Ending Basket Level, the Basket Return (including the AMEX Hong Kong Return, the FTSE 100 Return, the FTSE/Xinhua Return, the KOSPI 200 Return, the MSCI EAFE Return, the MSCI Emerging Markets Return, the MSCI Taiwan Return, the MSCI Singapore Return, the Nikkei 225 Return and the S&P 500 Return) and the closing level or closing price of each Basket Component on the pricing date will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to ..87655); all dollar amounts related to determination of the Additional Amount payable at maturity, if any, per $1,000 principal amount note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

       Certain events may prevent the calculation agent from calculating the Basket Closing Level on any Basket Valuation Date and consequently the Basket Return and the Additional Amount, if any, that we will pay to you at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “market disruption event.”

       With respect to each Basket Component other than the iShares® MSCI Emerging Markets Index Fund, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of such Basket Component (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during or during the one hour period preceding the close of the principal trading session on such relevant exchange; or
PS-68

  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of such Basket Component (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

  a suspension, absence or material limitation of trading on any major securities exchange for trading in futures or options contracts related to such Basket Component (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange; or

  a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

       For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in a Basket Component is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted index shall be based on a comparison of:

  the portion of the level of the disrupted index attributable to that security relative to the overall level of the disrupted index,

in each case immediately before that suspension or limitation.

       For purposes of determining whether a market disruption event with respect to a Basket Component has occurred, unless otherwise specified in the relevant terms supplement:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

  limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

  a suspension of trading in futures or options contracts on such Basket Component (or the relevant successor index) by the primary securities market trading in such contracts by reason of a price change exceeding limits set by such exchange or market,

    an imbalance of orders relating to such contracts, or

    a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Basket Component (or the relevant successor index); and

  a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to such Basket Component (or the relevant successor index) are traded will not include any time when such market is itself closed for trading under ordinary circumstances.
PS-69

       ”Relevant exchange” means, with respect to each Basket Component other than the iShares® MSCI Emerging Markets Index Fund, the primary organized exchange or market of trading for any security (or any combination thereof) then included in such Basket Component or any relevant successor index.

       With respect to the iShares® MSCI Emerging Markets Index Fund, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the occurrence or existence of a suspension, absence or material limitation of trading of the shares of the iShares® MSCI Emerging Markets Index Fund (or such Emerging Markets successor index fund or such other security) on the primary market for such shares (or such Emerging Markets successor index fund or such other security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

  a breakdown or failure in the price and trade reporting systems of the primary market for the shares of the iShares® MSCI Emerging Markets Index Fund (or such Emerging Markets successor index fund or such other security) as a result of which the reported trading prices for such shares (or such successor index fund or such other security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

  the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of the iShares® MSCI Emerging Markets Index Fund (or such Emerging Markets successor index fund or such other security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case, as determined by the calculation agent in its sole discretion; or

  the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20 percent or more of the level of the Underlying Index (or the underlying index related to the Emerging Markets successor index fund) on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange, in each case as determined by the calculation agent in its sole discretion; or

  the occurrence or existence of a suspension, absence or material limitation of trading on any major U.S. securities market for trading in futures or options contracts related to the Underlying Index (or the underlying index related to the Emerging Markets successor index fund) or shares of the iShares® MSCI Emerging Markets Index Fund (or such Emerging Markets successor index fund or such other security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

in each case, a determination by the calculation agent in its sole discretion that any event described in the clauses above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

       For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the Underlying Index (or the underlying index related to the Emerging Markets successor index fund) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Underlying Index (or the underlying index related to the Emerging Markets successor index fund) shall be based on a comparison of (x) the portion of the level of the Underlying Index (or the underlying index related to the Emerging Markets successor index fund) attributable to that security relative to (y) the overall level of the Underlying Index (or the underlying index related to the Emerging Markets successor index fund), in each case immediately before that suspension or limitation.

PS-70

For the purpose of determining whether a market disruption event has occurred:

(1)

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

(2)	a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event;

(3)

limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(4)

a suspension of trading in futures or options contracts on the Underlying Index or shares of the iShares® MSCI Emerging Markets Index Fund (or such Emerging Markets successor index fund or such other security) by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts, will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Index (or the underlying index related to the Emerging Markets successor index fund) or the shares of the iShares® MSCI Emerging Markets Index Fund (or such Emerging Markets successor index fund or such other security); and

(5)

a suspension, absence or material limitation of trading on any Relevant Exchange or on the primary market on which futures or options contracts related to the Underlying Index (or the underlying index related to the Emerging Markets successor index fund) or the shares of the iShares® MSCI Emerging Markets Index Fund (or such Emerging Markets successor index fund or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

       “Relevant Exchange” means, with respect to the iShares® MSCI Emerging Markets Index Fund, the primary exchange or market of trading for the shares of the iShares® MSCI Emerging Markets Index Fund (or any Emerging Markets successor index fund) or any security (or any combination thereof) then included in the Underlying Index (or any underlying index related to the successor MSCI Emerging Markets index fund).

Anti-Dilution Adjustments

       With respect to the iShares® MSCI Emerging Markets Index Fund, Anti-Dilution Adjustments shall be calculated as follows:

       Share Splits and Reverse Share Splits

       If the shares of the iShares® MSCI Emerging Markets Index Fund are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

  the prior Share Adjustment Factor, and

  the number of shares which a holder of one share of the iShares® MSCI Emerging Markets Index Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediate following the applicable effective date.
PS-71

       Share Dividends or Distributions

       If the iShares® MSCI Emerging Markets Index Fund is subject to a (i) share dividend, i.e., an issuance of additional shares of the iShares® MSCI Emerging Markets Index Fund that is given ratably to all or substantially all holders of shares of the iShares® MSCI Emerging Markets Index Fund or (ii) distribution of shares of the iShares® MSCI Emerging Markets Index Fund as a result of the triggering of any provision of the corporate charter of the iShares® MSCI Emerging Markets Index Fund, then, once the dividend or distribution has become effective and the shares of the iShares® MSCI Emerging Markets Index Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

  the prior Share Adjustment Factor, and

  the number of additional shares issued in the share dividend or distribution with respect to one share of the iShares® MSCI Emerging Markets Index Fund.

       Non-cash Distributions

       If the iShares® MSCI Emerging Markets Index Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the iShares® MSCI Emerging Markets Index Fund to all or substantially all holders of shares of the iShares® MSCI Emerging Markets Index Fund (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of the iShares® MSCI Emerging Markets Index Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

  the prior Share Adjustment Factor, and

  a fraction, the numerator of which is the Current Market Price of one share of the iShares® MSCI Emerging Markets Index Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

       The “Current Market Price” of the iShares® MSCI Emerging Markets Index Fund means the arithmetic average of the closing prices of one share of the iShares® MSCI Emerging Markets Index Fund for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

       ”Ex-dividend date” shall mean the first trading day on which transactions in the shares of the iShares® MSCI Emerging Markets Index Fund trade on the Relevant Exchange without the right to receive that cash dividend or other cash distribution.

       The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

       Cash Dividends or Distributions

       If the issuer of any shares of the iShares® MSCI Emerging Markets Index Fund pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of shares of the iShares® MSCI Emerging Markets Index Fund during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares of the iShares® MSCI Emerging Markets Index Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

PS-72

  the prior Share Adjustment Factor, and

  a fraction, the numerator of which is the Current Market Price of one share of the iShares® MSCI Emerging Markets Index Fund and the denominator of which is the amount by which such Current Market Price exceeds the amount in cash per share the iShares® MSCI Emerging Markets Index Fund distributes to holders of shares of the iShares® MSCI Emerging Markets Index Fund in excess of the Dividend Threshold.

       “Dividend Threshold” shall mean the amount of any cash dividend or cash distribution distributed per share of the iShares® MSCI Emerging Markets Index Fund that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of the iShares® MSCI Emerging Markets Index Fund by more than 10% of the closing price of the iShares® MSCI Emerging Markets Index Fund on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

Events of Default

       Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Alternate Additional Amount Calculation in Case of an Event of Default

       Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be equal to $1,000 (or a portion of $1,000 if there is a Partial Principal Protection Percentage set forth in the relevant terms supplement) plus the Additional Amount calculated as if the date of acceleration were the final Basket Valuation Date, plus, if applicable, any accrued and unpaid interest on the notes. If the notes have more than one Basket Valuation Date, then for each Basket Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Basket Valuation Dates in excess of one) shall be the corresponding Basket Valuation Dates, unless otherwise specified in the relevant terms supplement. Upon any acceleration of the notes, any interest will be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid.

       If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

       Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

       The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

       The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

PS-73

Book-Entry Only Issuance — The Depository Trust Company

       The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

       Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

       The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

       Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

       The notes will be governed by and interpreted in accordance with the laws of the State of New York.

PS-74

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

       The following is a general discussion of the principal U.S. federal income tax consequences of the acquisition, ownership and disposition of notes. This discussion applies to you if you are an initial holder of notes purchasing the notes at their issue price for cash and if you hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

       This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

  a financial institution;

  an insurance company;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities or foreign currencies;

  a person holding the notes as part of a hedging transaction, “straddle,” conversion transaction, or integrated transaction, or who has entered into a “constructive sale” with respect to the notes;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities or foreign currencies who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

       As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You are urged to consult your tax adviser concerning the U.S. federal income tax consequences of owning and disposing of the notes, as well as any consequences under the laws of any state, local or foreign taxing jurisdiction.

       The following discussion does not apply to notes with a Fixed Payment. Prospective holders of such notes will be provided with a supplemental disclosure statement in the relevant terms supplement, describing the tax consequences relating to such notes.

Tax Treatment of the Notes

       We expect to seek an opinion from Davis Polk & Wardwell, our special tax counsel, regarding the treatment of the notes as debt for U.S. federal income tax purposes. The relevant terms supplement will describe Davis Polk & Wardwell’s level of comfort on this issue, which will depend on the facts of the particular offering, its receipt of certain factual representations from us at the time of the relevant offering and any additional considerations that may be relevant to the particular offering. The following discussion describes the treatment of the notes assuming that Davis Polk & Wardwell has provided us an opinion that the notes will be treated as debt for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

       The following discussion applies to you only if you are a “U.S. Holder” of notes. You are a “U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

PS-75

  a citizen or resident of the United States;

  a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More Than One Year

       If the term of the notes (including the issue date but not the maturity date) from issuance to maturity (treating for the purpose of this determination the last possible date that the notes could be outstanding as the maturity date) is not more than one year, the following discussion applies. No statutory, judicial or administrative authority directly addresses the treatment of such notes or instruments similar thereto for U.S. federal income tax purposes, and no ruling will be requested from the Internal Revenue Service (the “IRS”) with respect to the notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in such notes are uncertain.

   Tax Treatment Prior to Maturity

       Because the term of these notes is not more than one year, they will be treated as short-term obligations. Cash method holders will not be required to recognize income with respect to the notes prior to maturity, other than with respect to amounts received as stated interest, if any, or received pursuant to a sale or exchange, as described below. Although accrual-method holders and certain other holders are generally required to accrue interest on short-term notes on a straight-line basis, because the amount of interest that will be received with respect to the notes is uncertain, it is not clear how such accruals should be determined. If the amount of interest that will be received has become fixed (or the likelihood of interest not being a fixed amount has become “remote”) prior to the maturity date, it is likely that the amount of interest to be accrued will be determined based on the fixed amount. You should consult your tax adviser regarding the determination of the amount of any interest accruals on the notes.

   Sale, Exchange or Redemption of the Notes

       Upon a sale or exchange of a short-term note (including redemption of the notes at maturity), you should recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted basis in the note. Your adjusted basis in the note should equal the sum of the amount you paid to acquire the note and interest that you have previously included in income but not received, if any.

       The amount of any resulting loss will be treated as a capital loss, and may be subject to special reporting requirements if the loss exceeds certain thresholds. In the case of a gain resulting from redemption at maturity, the gain should be treated as ordinary interest income. It is not clear, however, whether or to what extent gain from a sale or exchange prior to maturity should be treated as capital gain or ordinary interest income. If the amount of interest to be received at maturity has become fixed (or the likelihood of such amount not being a fixed amount has become “remote”) prior to a sale or exchange, it is likely that the portion of gain on such sale or exchange that should be treated as accrued interest (and, therefore, taxed as ordinary interest income) will be determined based on the fixed amount. You should consult your tax adviser regarding the proper treatment of any gain or loss recognized upon a sale or exchange (including redemption at maturity) of a short-term note.

   Interest on Indebtedness Incurred to Purchase the Notes

       To the extent you have not previously included interest income on the short-term notes, you may be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the notes until the maturity of the notes or until you dispose of your notes in a taxable transaction. You should consult your tax adviser regarding the possibility of such deferral.

PS-76

Notes with a Term of More Than One Year

       Unless otherwise provided in the relevant terms supplement, if the term of the notes (including the issue date but not the maturity date) from issuance to maturity (treating for the purpose of this determination the last possible date that the notes could be outstanding as the maturity date) is more than one year, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, with the consequences described below. The notes will generally be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as described below.

       We are required to determine a “comparable yield” for the notes. The “comparable yield” is the yield at which we could issue a fixed rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the notes representing a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

       Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of notes, and the related projected payment schedule, in the final terms supplement for such notes, which we will file with the SEC.

       Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the notes.

       For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of a note, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method, you will be required to accrue as interest income OID on the notes at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on the notes (as described below).

       In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a note for a taxable year:

  will first reduce the amount of interest in respect of the note that you would otherwise be required to include in income in the taxable year; and

  any excess will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the note exceeds the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

       A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale, exchange or retirement of the note.

       Upon a sale, exchange or retirement of a note (including at its maturity), you generally will recognize taxable gain or loss equal to the difference between the amount received from the sale, exchange or retirement and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the note (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in

PS-77

respect of the note. You generally must treat any gain as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. Such losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You are urged to consult your tax adviser regarding these limitations and reporting obligations.

       Special rules will apply if any contingent payment on the notes becomes “fixed” (within the meaning of the applicable Treasury regulations) more than six months prior to its scheduled date of payment. Generally, in this case you would be required to make adjustments to account for the difference between the amount so treated as fixed and the projected payment in the manner described in the applicable Treasury regulations. Your tax basis in the note and the character of any gain or loss on the sale of the note could also be affected. You are urged to consult your tax adviser concerning the application of these special rules.

Tax Consequences to Non-U.S. Holders

       The following discussion applies to you only if you are a “Non-U.S. Holder” of notes. You are a “Non-U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

  a nonresident alien individual;

  a foreign corporation; or

  a nonresident alien fiduciary of a foreign estate or trust.

       You are not a “Non-U.S. Holder” if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

       Payments to you on the notes, and any gain realized on a sale or exchange of the notes, will be exempt from U.S. federal income tax (including withholding tax) provided generally, in the case of notes with a term of more than 183 days, that you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements, and such amounts are not effectively connected with your conduct of a U.S. trade or business.

       Notwithstanding the preceding paragraph, if the notes have a term to maturity of 183 days or less and you do not provide a properly executed IRS Form W-8BEN, you may be subject to information reporting and backup withholding, as described below, unless you provide documentation of your status as a non-U.S. person (which would include providing a properly executed IRS Form W-8BEN).

       If you are engaged in a trade or business in the United States and if the income or gain on the note, if any, is effectively connected with your conduct of such trade or business, although exempt from the withholding tax discussed above, you will generally be subject to regular U.S. income tax on such income or gain in the same manner as if you were a U.S. Holder, except that in lieu of the certificate described in the second preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. If this paragraph applies to you, you are urged to consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax.

       If you are an individual, your notes will not be included in your estate for U.S. federal estate tax purposes, provided that interest on the notes is not then effectively connected with your conduct of a U.S. trade or business.

PS-78

Backup Withholding and Information Reporting

       Interest paid on the notes and the proceeds received from a sale, exchange or other disposition (including at maturity) of notes will be subject to information reporting if you are not an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions. If you are a Non-U.S. Holder and you comply with the identification procedures described in the preceding section, you will generally establish an exemption from backup withholding.

       Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PS-79

UNDERWRITING

       Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), as amended or supplemented from time to time, each Agent, participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

       We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

       JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

       In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

       No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 32-IV or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 32-IV or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

       Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 32-IV and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

PS-80

       The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

       The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” – the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

       The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 32-IV or the accompanying prospectus supplement, prospectus or terms supplement, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

       The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

       The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 32-IV and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

       Neither this product supplement no. 32-IV nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 32-IV, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

       Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

PS-81

BENEFIT PLAN INVESTOR CONSIDERATIONS

       A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

       Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

       Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Section 408(b)(17) of ERISA or Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or the statutory exemptions under Section 408(b)(17) of ERISA and Section 4975(d)(20) are available or there was some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

       Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to chave represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

       Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

       Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to similar laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

PS-82